Exhibit 4.17

INDENTURE

Made as of [__________], [_____]

Between

Canopy Growth Corporation

(the “Corporation”)

and

COMPTERSHARE Trust Company OF CANADA

(the “Trustee”)

(i)

(ii)

(iii)

(iv)

Cross Reference Sheet*

This Cross Reference Sheet shows the location in the Indenture of the provisions inserted pursuant to Sections 310-318(a), inclusive of the Trust Indenture Act of 1939.

	TIA Section	Indenture Section**
310	(a)	Section 16.21
	(b)	Section 16.20 and Section 16.21
311	(a)	Section 16.22
	(b)	Section 16.22
312	(a)	Section 12.1
	(b)	Section 12.2
	(c)	Section 12.2
313	(a)	Section 12.4
	(b)	Section 12.4
	(c)	Section 12.4
	(d)	Section 12.4
314	(a)(1)	Section 12.3(1)
	(a)(2)	Section 12.3(2)
	(a)(3)	Section 12.3(1) and Section 12.3(2)
	(a)(4)	Section 12.3(1) and Section 8.4
	(b)	N.A.**
	(c)(1)	Section 16.4
	(c)(2)	Section 16.4
	(c)(3)	Section 16.4
	(d)	N.A.**
	(e)	Section 16.4
	(f)	Section 16.4
315	(a)	Section 16.2(2) and Section 16.3
	(b)	Section 9.2
	(c)	Section 16.2
	(d)	Article 16
	(e)	Section 9.13
316	(a)(1)	Section 9.3 and Section 9.14
	(a)(2)	N.A.**
	(a) (last sentence)	Section 1.2
	(b)	Section 9.4 and Section 9.5
	(c)	Section 12.5
317	(a)	Section 9.4
	(b)	N.A.**
318	(a)	Section 1.14

* The Cross Reference Sheet is not part of the Indenture.

** N.A. means “Not Applicable.”

INDENTURE

This Indenture is made as of [__________], [_____], between

Canopy Growth Corporation

a corporation existing under the federal laws of Canada
(the “Corporation”)

AND

COMPUTERSHARE Trust Company OF CANADA
a trust company existing under the federal laws of Canada and registered to carry on business in the Province of British Columbia
(the “Trustee”)

RECITALS

The Corporation wishes to create and issue the Debentures (as herein defined) in the manner and subject to the terms and conditions of this Indenture;

This Indenture and the Debentures shall be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and this Indenture and the Debentures shall be, to the extent applicable, governed by such provisions; and

FOR VALUE RECEIVED, the parties hereto agree as follows:

Article 1– INTERPRETATION

Section 1.1 Definitions

   In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent here- or therewith, the expressions following shall have the following meanings; however, all terms used in this Indenture and in any Debenture which are defined in the Trust Indenture Act, either directly or by reference therein, or which are by reference therein defined in the U.S. Securities Act (as defined below) (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the U.S. Securities Act, as applicable:

(1)              “Applicable Securities Legislation” means (i) all applicable Canadian securities laws in each of the provinces and territories of Canada and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, notices, orders, blanket rulings and other regulatory instruments of the securities regulators in each province and territory of Canada, and all rules and policies of any applicable stock exchange, and (ii) all applicable United States securities laws, including, without limitation, the U.S. Securities Act, the U.S. Securities Exchange Act, the Trust Indenture Act and all applicable state securities laws and all rules and policies of any applicable stock exchange;

(2)              “Approved Bank” has the meaning ascribed thereto in Section 16.8;

(3)              “Auditors of the Corporation” means an independent firm of chartered accountants duly appointed as auditors of the Corporation;

(4)              “Beneficial Holder” means any Person who holds a beneficial interest in a Debenture that is represented by a Debenture Certificate or an Uncertificated Debenture registered in the name of such person’s nominee;

(5)              “Board of Directors” means the board of directors of the Corporation;

(6)              “Book Based Only Debentures” means Debentures issued under this Indenture in accordance herewith in non-certificated form which are held only by way of book based (electronic) register maintained by the Trustee;

(7)              “Business Day” means any day other than a Saturday, Sunday or any other day that the Trustee in Vancouver, British Columbia is not generally open for business;

(8)              “Common Shares” means the common shares in the capital of the Corporation, as such common shares are constituted on the date of execution and delivery of this Indenture; provided that in the event of a change or a subdivision, revision, reduction, combination or consolidation thereof, any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding- up, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings-up, then, subject to adjustments, if any, having been made in accordance with the provisions of Section 7.5, “Common Shares” shall, as the context may require, mean the shares or other securities or property resulting from such change, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up;

(9)              “Conversion Price” means the dollar amount for which each Common Share may be issued from time to time upon the conversion of Debentures or any series of Debentures which are by their terms convertible in accordance with the provisions of Article 7;

(10)            “Corporation” means Canopy Growth Corporation and includes any successor to or of the Corporation which shall have complied with the provisions of Article 11;

(11)            “Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Trustee or retained or employed by the Corporation and reasonably acceptable to the Trustee;

(12)            “Current Market Price” means, generally, the VWAP of the Common Shares for the 20 consecutive trading days ending on the date immediately preceding the applicable date. If the Common Shares are not listed on a recognized stock exchange, reference shall be made for the purpose of the above calculation to the principal market on which the Common Shares are listed or quoted or if no such prices are available “Current Market Price” shall be the fair value of a Common Share as reasonably determined by the Board of Directors;

(13)            “Date of Conversion” has the meaning ascribed thereto in Section 7.4(2);

(14)            “Debenture Certificate” means a certificate evidencing Debentures issued under this Indenture in accordance herewith or pursuant to the terms of any supplemental indenture;

(15)            “Debenture Liabilities” has the meaning ascribed thereto in Section 6.1;

(16)            “Debentureholders” or “holders” means the Persons for the time being entered in the register for Debentures as registered holders of Debentures or any transferees of such Persons by endorsement or delivery;

(17)            “Debentures” means the debentures, notes or other evidence of indebtedness of the Corporation issued and certified hereunder, or deemed to be issued and certified hereunder, and for the time being outstanding, whether in definitive, uncertificated or interim form;

(18)            “Defeased Debentures” has the meaning ascribed thereto in subsection 10.6(2);

(19)            “Depository” or “CDS” means CDS Clearing and Depository Services Inc. or DTC, as applicable, and their respective successors in interest;

(20)            “Distributed Securities” has the meaning ascribed thereto in Section 7.5(e);

(21)            “Dollars” or “$” has the meaning ascribed thereto in Section 1.7;

(22)            “DTC” means the Depository Trust Company;

(23)            “Event of Default” has the meaning ascribed thereto in Section 9.1;

(24)            “Expiration Date” has the meaning ascribed thereto in Section 7.5(f);

(25)            “Expiration Time” has the meaning ascribed thereto in Section 7.5(f);

(26)            “Forced Conversion Date” has the meaning ascribed thereto in Section 7.7;

(27)            “Forced Conversion Notice” has the meaning ascribed thereto in Section 7.7;

(28)            “Fully Registered Debentures” means Debentures registered in accordance with the provisions of Article 3 as to both principal and interest;

(29)            “GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.17;

(30)            “Global Debenture” means a Debenture that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.5 for the purpose of being held by or on behalf of the Depository as custodian for participants in the Depository’s book-entry only registration system or non-certificated inventory system;

(31)            “Ineligible Consideration” shall have the meaning ascribed to it in Section 7.5(n);

(32)            “Interest Payment Date” means a date specified in a Debenture as a date on which interest on such Debenture shall become due and payable;

(33)            “Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in any register of Debentureholders existing in accordance with the provisions of Article 3 at any time (including without limitation, original issuance or registration of transfer of ownership), the minimum number of the Trustee’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at that time by the Trustee, it being understood that neither preparation and issuance shall constitute part of such procedures for any purpose of this definition;

(34)            “Material Adverse Effect” means (a) a material adverse effect on the business, property, operations or financial condition of the Corporation and its Subsidiaries, taken as a whole or (b) a material adverse effect on the ability of the Corporation to fully and timely perform its obligations hereunder;

(35)            “Maturity Account” means an account or accounts required to be established by the Corporation (and which shall be maintained by and subject to the control of the Trustee) for each series of Debentures issued pursuant to and in accordance with this Indenture;

(36)            “Maturity Date” means the date specified for maturity of any Debentures;

(37)            “Merger Event” has the meaning ascribed thereto in Section 7.5(d);

(38)            “NI 62-104” means National Instrument 62-104 — Take-Over Bids and Issuer Bids;

(39)            “Officer’s Certificate” means a certificate of the Corporation signed by any authorized officer or director of the Corporation, in their capacity as an officer or director of the Corporation, and not in their personal capacity; each such certificate shall, to the extent required by the provisions thereof, comply with Section 314 of the Trust Indenture Act;

(40)            “Participant” means a Person recognized by the Depository as a participant in the non-certificated inventory system administered by the Depository;

(41)            “Periodic Offering” means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Corporation upon the issuance of such Debentures from time to time;

(42)            “Person” includes an individual, corporation, company, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof;

(43)            “SEC” means the U.S. Securities and Exchange Commission;

(44)            “Secured Creditor” means a holder or holders of Secured Indebtedness and includes any representative or representatives, agent or agents or trustee or trustees of any such holder or holders;

(45)            “Secured Indebtedness” means the principal of, the premium (if any) and interest and other obligations on secured indebtedness, statutory liens (other than statutory liens where the party is defending the same in good faith), secured bank or other institutional indebtedness, and secured project indebtedness, in each case owing by the Corporation, or renewals, extensions and refunding of such indebtedness, including, without limitation: (a) obligations of the Corporation or its Subsidiaries under any swap, hedging or other similar contracts or arrangements; and (b) all costs and expenses incurred by or on behalf of a holder of any Secured Indebtedness in enforcing payment or collection of any such Secured Indebtedness, including enforcing any security interest securing the same. “Secured Indebtedness” shall not include any indebtedness that would otherwise be Secured Indebtedness if it is expressly stated to be subordinate to or rank pari passu with the Debentures;

(46)            “Senior Security” has the meaning ascribed thereto in Section 6.2(2)(a);

(47)            “Spin-off Securities” has the meaning ascribed thereto Section 7.5(e);

(48)            “Spin-off Valuation Period” has the meaning ascribed thereto in Section 7.5(e);

(49)            “Subsidiary” has the meaning ascribed thereto in the Securities Act (Ontario);

(50)            “Tax Act” means the Income Tax Act (Canada), as amended;

(51)            “this Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture, as amended and/or supplemented from time to time, and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and, for greater certainty, includes any and every instrument supplemental or ancillary hereto;

(52)            “Time of Expiry” means the time of expiry of certain rights with respect to the conversion of Debentures under Article 7 which is to be set forth separately in the form and terms for each series of Debentures which by their terms are to be convertible;

(53)            “trading day” means, with respect to any market for securities, any day on which such exchange or market is open for trading or quotation;

(54)            “Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder;

(55)            “Trustee” Computershare Trust Company of Canada, or its successor or successors, as trustee hereunder and, if at any time there is more than one such Person, “Trustee” as used with respect to the Debentures of any series shall mean the Trustee with respect to the Debentures of that series;

(56)            “Uncertificated Debenture” means any Debenture which is not issued as part of a Debenture Certificate and, for greater certainty, includes Debentures issued by way of Direct Registration System Advice;

(57)            “United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, or any political subdivision thereof, and the District of Columbia;

(58)            “U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

(59)            “U.S. Securities Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(60)            “VWAP” means the per share volume weighted average trading price of the Common Shares for the applicable period (which must be calculated utilizing days in which the Common Shares actually trade) on the stock exchange upon which the highest volume of trading of the Common Shares occurs during the applicable period (or if the Common Shares are no longer traded on an exchange, on such other principal market on which the Common Shares are listed or quoted);

(61)            “Withholding Taxes” has the meaning ascribed to it in Section 8.8; and

(62)            “Written Direction of the Corporation” means an instrument in writing signed by any one officer or director of the Corporation.

Section 1.2 Meaning of “Outstanding”

   Subject to the last sentence of Section 316(a) of the Trust Indenture Act, every Debenture executed by the Corporation and certified and delivered by, or every Uncertificated Debenture issued by the Corporation and authenticated by, the Trustee by completing its Internal Procedures hereunder shall be deemed to be outstanding until it is cancelled, converted, redeemed or delivered (as the case may be) to the Trustee for cancellation, conversion or redemption (as the case may be) for monies and/or other securities or property (as the case may be) and shall have been delivered and set aside under Section 10.2, provided that:

(a)	Debentures which have been partially redeemed, purchased or converted (as the case may be) shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted (as the case may be) part of the principal amount thereof;

(b)	when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

(c)	for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Corporation or its affiliates shall be disregarded except that:

(i)	for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, only the Debentures which the Trustee knows are so owned shall be so disregarded; and

(ii)	Debentures so owned which have been pledged in good faith other than to the Corporation or its affiliates shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in the pledgee’s discretion free from the control of the Corporation or a Subsidiary of the Corporation.

Section 1.3 Interpretation

   In this Indenture:

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)	all references to Sections, subsections or clauses refer, unless otherwise specified, to Sections, subsections or clauses of this Indenture;

(d)	words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them;

(e)	reference to any agreement or other instrument in writing means such agreement or other instrument in writing (including a facsimile, PDF or other electronic transmission) as amended, modified, replaced or supplemented from time to time;

(f)	reference to any signature means a signature completed manually or by facsimile or by way of a digital signature, including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other similar digital signature provider, subject to approval by the Trustee (acting reasonably) at the relevant time;

(g)	unless otherwise indicated, reference to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time; and

(h)	unless otherwise indicated, time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated by including the day on which the period commences and excluding the day on which the period ends.

Section 1.4 Incorporation by Reference of Trust Indenture Act

   This Indenture and each of the Debentures is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture and each of the Debentures. The following Trust Indenture Act terms have the following meanings:

(a)	“indenture securities” means the Debentures;

(b)	“indenture security holder” means a Debentureholder;

(c)	“indenture to be qualified” means this Indenture; and

(d)	“indenture trustee” or “institutional trustee” means the Trustee.

   All other terms used in this Indenture and in any Debenture which are defined in the Trust Indenture Act, either directly or by reference therein, or which are by reference therein defined in the U.S. Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the U.S. Securities Act, as applicable.

Section 1.5 Headings, etc.

   The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Debentures.

Section 1.6 Time of Essence

   Time shall be of the essence of this Indenture.

Section 1.7 Monetary References

   Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of the United States (“Dollars” or “$”) unless otherwise expressed.

Section 1.8 Invalidity

   Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

Section 1.9 Language

   Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating hereto, including, without limiting the generality of the foregoing, any Debentures issued under or pursuant hereto, be drawn up in the English language only.

Section 1.10 Successors and Assigns

   All covenants and agreements of the Corporation in this Indenture and the Debentures shall bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 1.11 Severability

   In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, such provision shall be deemed to be severed herefrom or therefrom and the validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby.

Section 1.12 Entire Agreement

   This Indenture and all supplemental indentures and Schedules hereto and thereto, and the Debentures issued hereunder and thereunder, together constitute the entire agreement between the parties hereto with respect to the obligations created hereunder and thereunder and under the Debentures and supersedes as of the date hereof all prior memoranda, agreements, negotiations, discussions and term sheets, whether oral or written, with respect to the obligations created hereunder or thereunder and under the Debentures.

Section 1.13 Benefits of Indenture

   Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent and any Debentureholder, any benefit or any legal or equitable right, remedy or claim under this Indenture or in the Debentures.

Section 1.14 Applicable Law and Attornment; Conflict with Trust Indenture Act

   This Indenture, any supplemental indenture and the Debentures shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts, with respect to any suit, action or proceedings relating to this Indenture, any supplemental indenture or any Debenture, the Corporation, the Trustee and each holder irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

   Additionally, this Indenture, any supplemental indenture and the Debentures shall be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture, any supplemental indenture or any Debenture and shall, to the extent applicable, be governed by such provisions and, if and to the extent that any provision hereof or thereof limits, qualifies or conflicts with any mandatory provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, any supplemental indenture or any Debenture, the Trust Indenture Act provision shall control (and notwithstanding any provisions of this Indenture, any supplemental indenture or any Debenture to the contrary).

   For greater certainty, if and to the extent that any provision of this Indenture, any supplemental indenture or any Debenture or applicable law limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision required by or deemed to be included in this Indenture, any supplemental indenture or any Debenture by operation of such Trust Indenture Act sections (and notwithstanding any provisions of this Indenture or the Debentures to the contrary), the Trust Indenture Act shall control.

   Each of the Corporation and the Trustee agrees to comply with all provisions of the Trust Indenture Act applicable to or binding upon it in connection with this Indenture, any supplemental indenture and any Debenture.

Section 1.15 Payment

   Unless otherwise indicated in a supplemental indenture with respect to any particular series of Debentures, all payments to be made under this Indenture or a supplemental indenture shall be made in Dollars.

Section 1.16 Non-Business Days

   Whenever any payment to be made hereunder shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other action shall be taken, as the case may be, unless otherwise specifically provided herein, on or as of the next succeeding Business Day without any additional interest, cost or charge to the Corporation.

Section 1.17 Accounting Terms

   Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

Section 1.18 Calculations

Unless otherwise indicated in a supplemental indenture with respect to any particular series of Debentures, the Corporation shall be responsible for making all calculations called for hereunder. The Corporation shall make such calculations in good faith and, absent manifest error, the Corporation’s calculations shall be final and binding on all holders and the Trustee. The Corporation will provide a schedule of the Corporation’s calculations to the Trustee and the Trustee shall be entitled to rely conclusively on the accuracy of such calculations without independent verification.

Section 1.19 Acts of Debentureholders

   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Debentureholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by Debentureholders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Corporation. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Debentureholders signing such instrument or instruments or so voting at any meeting of Debentureholders. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Debenture, shall be sufficient for any purpose of this Indenture and conclusive in favour of the Trustee and the Corporation, if made in the manner provided in this Section 1.19. The Trustee may make reasonable rules for action by or at a meeting of Debentureholders.

   The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

   The ownership of the Debentures, including the principal amount and serial numbers, and the date of holding the same, shall be proved by the register of Debentureholders, as maintained by the Trustee.

   If the Corporation shall solicit from the Debentureholders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Corporation may, at its option, by or pursuant to a board resolution, fix in advance a record date for the determination of Debentureholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Corporation shall have no obligation to do so.

   Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Debentureholders shall bind every future debentureholder of the same Debenture and the Debentureholders issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Corporation in reliance thereon, whether or not notation of such action is made upon such Debenture.

Section 1.20 Schedules

(1)              The following Schedules are incorporated into and form part of this Indenture:

   Schedule A – Form of Certificate of Transfer

   Schedule B – Form of Notice of Conversion

(2)              In the event of any inconsistency between the provisions of any Section of this Indenture and the provisions of the Schedules which form a part hereof, the provisions of this Indenture shall prevail to the extent of the inconsistency.

Article 2– THE DEBENTURES

Section 2.1 Issue of Global Debentures

(1)              The Corporation may specify that the Debentures of a series are to be issued in whole or in part as one or more Global Debentures, that may or may not be Book Based Only Debentures, registered in the name of a Depository, or its nominee, designated by the Corporation in the Written Direction of the Corporation delivered to the Trustee at the time of issue of such Debentures, and in such event the Corporation shall execute and the Trustee shall certify and deliver one or more Global Debentures that are not Book Based Only Debentures that shall:

(a)	represent an aggregate amount equal to the principal amount of the outstanding Debentures of such series to be represented by one or more Global Debentures;

(b)	be released by the Trustee as instructed by the Corporation for further delivery to such Depository or pursuant to such Depository’s instructions; and

(c)	bear a legend substantially to the following effect, or as may otherwise be required by the Depository:

“THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST INDENTURE DATED AS OF [__________], [_____] BETWEEN CANOPY GROWTH CORPORATION AND COMPUTERSHARE Trust Company OF CANADA (THE “INDENTURE”). EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO CANOPY GROWTH CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

(d)	In addition, so long as DTC is the Depository, each Global Debenture registered in the name of DTC or its nominee shall bear a legend in substantially the following form:

“UNLESS THIS GLOBAL DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(2)              Each Depository designated for a Global Debenture must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the Applicable Securities Legislation of the jurisdiction where the Depository has its principal offices.

(3)              The Corporation in issuing any Debentures may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers.

Section 2.2 Limit of Debentures

   The aggregate principal amount of Debentures authorized to be issued under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

Section 2.3 Terms of Debentures of any Series

(1)               The Debentures may be issued in one or more series. There shall be established herein or in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series:

(a)	the designation of the Debentures of the series, which shall distinguish the Debentures of the series from the Debentures of all other series;

(b)	any limit upon the aggregate principal amount of the Debentures of the series that may be certified and delivered under this Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Section 2.8, Section 2.9, Section 3.1, Section 3.6 and Article 5);

(c)	the date or dates on which the principal of the Debentures of the series is payable;

(d)	the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which record date, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(e)	the place or places where the principal of and any interest on Debentures of the series shall be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;

(f)	the right, if any, of the Corporation to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed;

(g)	the obligation, if any, of the Corporation to redeem, purchase or repay Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debentures of the series shall be issuable;

(i)	subject to the provisions of this Indenture, any trustee, Depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of the series;

(j)	any other events of default or covenants with respect to the Debentures of the series;

(k)	whether and under what circumstances the Debentures of the series will be convertible into or exchangeable for securities of any Person;

(l)	the form and terms of the Debentures of the series;

(m)	if applicable, that the Debentures of the series shall be issuable in certificated or uncertificated form;

(n)	if other than Dollars, the currency in which the Debentures of the series are issuable; and

(o)	any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Indenture).

(2)            All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or by or pursuant to a resolution of the Board of Directors, Officer’s Certificate or in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, including pursuant to a Periodic Offering, consistent with the terms of this Indenture, if so provided herein, by or pursuant to such resolution of the Board of Directors, Officer’s Certificate or in an indenture supplemental hereto.

Section 2.4 Form of Debentures

The Debentures of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or by or pursuant to one or more resolutions of the Board of Directors (or to the extent established pursuant to, rather than set forth in, a resolution of the Board of Directors, in an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the directors or officers of the Corporation executing such Debentures on behalf of the Corporation, as conclusively evidenced by their execution of such Debentures.

Section 2.5 Non-Certificated Deposit

(1)            Subject to the provisions hereof, at the Corporation’s option, Debentures may be issued and registered in the name of the Depository or its nominee and:

(a)	the deposit of which may be confirmed electronically by the Trustee to a particular Participant through the Depository; and

(b)	shall be identified by a specific CUSIP/ISIN as requested by the Corporation from the Depository to identify each specific series of Debentures.

(2)            If the Corporation issues Debentures in a non-certificated format, Beneficial Holders of such Debentures registered and deposited with the Depository shall not receive Debenture Certificates in definitive form and shall not be considered owners or holders thereof under this Indenture or any supplemental indenture. Beneficial interests in Debentures registered and deposited with the Depository will be represented only through the non-certificated inventory system administered by the Depository. Transfers of Debentures registered and deposited with the Depository between Participants shall occur in accordance with the rules and procedures of the Depository. Neither the Corporation nor the Trustee shall have any responsibility or liability for any aspects of the records relating to or payments made by the Depository or its nominee, on account of the beneficial interests in Debentures registered and deposited with the Depository. Nothing herein shall prevent the Beneficial Holders of Debentures registered and deposited with the Depository from voting such Debentures using duly executed proxies or voting instruction forms.

(3)            All references herein to actions by, notices given or payments made to Debentures shall, where Debentures are held through the Depository, refer to actions taken by, or notices given or payments made to, the Depository upon instruction from the Participants in accordance with its rules and procedures. For the purposes of any provision hereof requiring or permitting actions with the consent of or the direction of Debentureholders evidencing a specified percentage of the aggregate Debentures outstanding, such direction or consent may be given by Beneficial Holders acting through the Depository and the Participants owning Debentures evidencing the requisite percentage of the Debentures. The rights of a Beneficial Holder whose Debentures are held established by law and agreements between such holders and the Depository and the Participants upon instructions from the Participants. Each Trustee and the Corporation may deal with the Depository for all purposes (including the making of payments) as the authorized representative of the respective Debentures and such dealing with the Depository shall constitute satisfaction or performance, as applicable, of their respective obligations hereunder.

(4)            For so long as Debentures are held through the Depository, if any notice or other communication is required to be given to Debentureholders, the Trustee will give such notices and communications to the Depository.

(5)            If the Depository resigns or is removed from its responsibility as Depository and the Trustee is unable or does not wish to locate a qualified successor, the Depository shall provide the Trustee with instructions for registration of Debentures in the names and in the amounts specified by the Depository and the Corporation shall issue and the Trustee shall certify and deliver the aggregate number of Debentures then outstanding in the form of definitive Debentures Certificates representing such Debentures.

(6)            The rights of Beneficial Holders who hold securities entitlements in respect of the Debentures through non-certificated inventory system administered by the Depository shall be limited to those established by applicable law and agreements between the Depository and the Participants and between such Participants and the Beneficial Holders who hold securities entitlements in respect of the Debentures through the non-certificated inventory system administered by the Depository, and such rights must be exercised through a Participant in accordance with the rules and procedures of the Depository.

(7)            Notwithstanding anything herein to the contrary, none of the Corporation nor the Trustee nor any agent thereof shall have any responsibility or liability for:

(a)	the electronic records maintained by the Depository relating to any ownership interests or other interests in the Debentures or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any Person in any Debenture represented by an electronic position in the non-certificated inventory system administered by the Depository (other than Depository or its nominee);

(b)	for maintaining, supervising or reviewing any records of the Depository or any Participant relating to any such interest; or

(c)	any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Participant.

The Corporation may terminate the application of this Section 2.5 in its sole discretion in which case all Debentures shall be evidenced by Debenture Certificates registered in the name of a Person other than the Depository.

Section 2.6 Execution of Debentures

Subject to Section 2.7 with respect to Uncertificated Debentures, all Debentures shall be signed (either manually or by electronic signature) by any one authorized director or officer of the Corporation holding office at the time of signing. An electronic signature upon a Debenture shall for all purposes of this Indenture be deemed to be the signature of the Person whose signature it purports to be. Notwithstanding that any Person whose signature, either manual or in electronic form, appears on a Debenture as a director or officer may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

Section 2.7 Certification of Debentures

(1)            No Debenture shall be issued or, if issued, shall be obligatory on the Corporation or shall entitle the holder to the benefits of this Indenture, until it has been certified by or on behalf of the Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Trustee. Such certification or authentication of any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits hereof. Debentures will be certified or authenticated on a Written Direction of the Corporation.

(2)            The certificate of the Trustee signed on the Debentures, or interim Debentures hereinafter mentioned, and the authentication of Uncertificated Debentures, shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures or interim Debentures or as to the issuance of the Debentures or interim Debentures and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or interim Debentures or any of them or the proceeds thereof. The certificate of the Trustee on the Debentures or interim Debentures, and the authentication of Uncertificated Debentures, shall, however, be a representation and warranty by the Trustee that the Debentures or interim Debentures have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

(3)            The Trustee shall certify Uncertificated Debentures (whether upon original issuance, exchange, registration of transfer or otherwise) by completing its Internal Procedures and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Debentures have been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture. The register shall be final and conclusive evidence as to all matters relating to Uncertificated Debentures with respect to which this Indenture requires the Trustee to maintain records or accounts. In case of differences between the register at any time and any other time, the register at the later time shall be controlling, absent manifest error and such Uncertificated Debentures shall be binding on the Corporation.

Section 2.8 Interim Debentures or Certificates

Pending the delivery of definitive Debentures of any series to the Trustee, the Corporation may issue and the Trustee may certify in lieu thereof interim Debentures in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; or the Corporation may execute and the Trustee may certify a temporary Debenture for the whole principal amount of Debentures of the series then authorized to be issued hereunder and the Corporation may deliver the same to the Trustee and thereupon the Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Corporation and the Trustee may approve entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debentures or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with all other Debentures of such series duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the interim or temporary Debentures or interim certificates shall be deemed without duplication to be Debentureholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation shall have delivered the definitive Debentures to the Trustee, the Trustee shall cancel such temporary Debentures, if any, and shall call in for exchange all interim Debentures or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Corporation or the Trustee to the holders of such interim or temporary Debentures or interim certificates for the exchange thereof. All interest paid upon interim or temporary Debentures or interim certificates shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

Section 2.9 Mutilation, Loss, Theft or Destruction

In case any of the Debentures issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Corporation and to the Trustee such evidence of the loss, theft or destruction of the Debenture as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond reasonably satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

Section 2.10 Concerning Interest

(1)            Unless otherwise specifically provided in the terms of the Debentures of any series, all Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, shall bear interest (i) from and including their issue date, or (ii) from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures of that series, whichever shall be the later, or, in respect of Debentures subject to a Periodic Offering, from and including their issue date or from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on such Debentures, in all cases, to and excluding the next Interest Payment Date.

(2)            Unless otherwise specifically provided in the terms of the Debentures of any series, interest shall be computed on the basis of a year of 365 or 366 days, as the case may be. With respect to any series of Debentures, whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

Section 2.11 Debentures to Rank Pari Passu

The Debentures will be direct unsecured obligations of the Corporation. Each Debenture of the same series of Debentures will rank pari passu with each other Debenture of the same series (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future unsecured obligations or indebtedness of the Corporation.

Section 2.12 Payments of Amounts Due on Maturity

Except as may otherwise be provided herein or in any supplemental indenture in respect of any series of Debentures, payments of amounts due upon maturity of the Debentures will be made in the following manner. The Corporation will establish and maintain with the Trustee a Maturity Account for each series of Debentures. Each such Maturity Account shall be maintained by and be subject to the control of the Trustee for the purposes of this Indenture. On or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to each Maturity Date for Debentures outstanding from time to time under this Indenture, the Corporation will deliver to the Trustee a certified cheque or wire transfer for deposit in the applicable Maturity Account in an amount sufficient to pay the cash amount payable in respect of such Debentures (including the principal amount together with any accrued and unpaid interest thereon less any tax required by law to be deducted), provided the Corporation may elect to satisfy this requirement by providing the Trustee with a cheque for such amounts required under this Section 2.12 post-dated to the applicable Maturity Date. The Trustee, on behalf of the Corporation, will pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Debenture, upon surrender of the Debenture at any branch of the Trustee designated for such purpose from time to time by the Corporation and the Trustee. The delivery of such funds to the Trustee for deposit to the applicable Maturity Account will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax deducted as aforesaid) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled.

Section 2.13 Payment of Interest

The following provisions shall apply to Debentures, except as otherwise provided in any supplemental indenture in respect of any series of Debentures or specified in a resolution of the Board of Directors, an Officer’s Certificate or a supplemental indenture relating to a particular series of Debentures:

(a)	As interest becomes due on each Debenture (except, subject to certain exceptions set forth herein or in any supplemental indenture in respect of any series of Debentures, on conversion or on redemption, when interest may at the option of the Corporation be paid upon surrender of such Debenture), the Corporation, either directly or through the Trustee or any agent of the Trustee, shall send or forward by prepaid ordinary mail, wire transfer of funds or such other means as may be agreed to by the Trustee, payment of such interest (less any tax required to be withheld therefrom) to the order of the registered holder of such Debenture appearing on the registers maintained by the Trustee at the close of business on the record date prior to the applicable Interest Payment Date and addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs. If payment is made by cheque, such cheque shall be forwarded at least three days prior to each date on which interest becomes due and if payment is made by other means (such as electronic transfer of funds, provided the Trustee must receive confirmation of receipt of funds prior to being able to wire funds to holders), such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debenture becomes due. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the Person to whom it is so sent as aforesaid, the Corporation will issue to such Person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above.

(b)	All payments of interest on Uncertificated Debentures shall be made by wire funds transfer or certified cheque made payable (i) to the Depository or its nominee on the day interest is payable for subsequent payment to Beneficial Holders of the applicable Uncertificated Debenture, unless the Corporation and the Depository otherwise agree or (ii) if the Corporation wishes to have the Trustee act as interest paying agent, to the Trustee by no later than the Business Day prior to the day interest is payable for subsequent payment to Beneficial Holders of the applicable Uncertificated Debenture. None of the Corporation, the Trustee or any agent of the Trustee for any Debenture issued as an Uncertificated Debenture will be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Uncertificated Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

Article 3 – REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

Section 3.1 Global Debentures or Book Based Only Debentures

(1)            With respect to each series of Debentures issuable in whole or in part as one or more Global Debentures and/or as Book Based Only Debentures, the Corporation shall cause to be kept by and at the principal offices of the Trustee in Vancouver, British Columbia and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the name and address of the holder of each such Global Debenture and/or Book Based Only Debenture as holder thereof and particulars of the Global Debenture and/or Book Based Only Debenture held by it, and all transfers thereof. If any Debentures of such series are at any time not Global Debentures or Book Based Only Debentures, the provisions of Section 3.2 shall govern with respect to registrations of such Debentures.

(2)            Notwithstanding any other provision of this Indenture, a Global Debenture or Book Based Only Debenture may not be transferred by the registered holder thereof and accordingly, no definitive certificates shall be issued to Beneficial Holders except in the following circumstances or as otherwise specified in a resolution of the Directors, an Officer’s Certificate or a supplemental indenture relating to a particular series of Debentures:

(a)	Global Debentures or Book Based Only Debentures may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(b)	Global Debentures or Book Based Only Debentures may be transferred at any time after (i) the Depository for such Global Debentures or Book Based Only Debentures, as the case may be, or the Corporation has notified the Trustee that the Depository is unwilling or unable to continue as Depository for such Global Debentures or Book Based Only Debentures, or (ii) the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a Depository under Section 2.1(2), provided in each case that at the time of such transfer the Trustee and the Corporation are unable to locate a qualified successor Depository for such Global Debentures or Book Based Only Debentures;

(c)	Global Debentures or Book Based Only Debentures may be transferred at any time after the Corporation has determined, in its sole discretion, with the consent of the Trustee to terminate the book-entry only registration system or book based entry, as the case may be, in respect of such Global Debentures or Book Based Only Debentures and has communicated such determination to the Trustee in writing;

(d)	Global Debentures or Book Based Only Debentures may be transferred at any time after the Trustee has been notified that an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as a Global Debenture or Book Based Only Debentures, as the case may be, provided that Beneficial Holders of the Debentures representing, in the aggregate, more than 25% of the aggregate principal amount of the Debentures of such series advise the Depository in writing, through the Depository Participants, that the continuation of the book-entry only registration system or book based entry, as applicable, for such series of Debentures is no longer in their best interest and also provided that at the time of such transfer the Debentureholders have not waived the Event of Default pursuant to Section 9.3;

(e)	Global Debentures or Book Based Only Debentures may be transferred if required by applicable law; or

(f)	Global Debentures or Book Based Only Debentures may be transferred if the book-entry only registration system or book based entry, as applicable, ceases to exist.

(3)            With respect to the Global Debentures, unless and until definitive certificates have been issued to Beneficial Holders of the Debentures pursuant to Section 3.1(2):

(a)	the Corporation and the Trustee may deal with the Depository for all purposes (including paying interest on the Debentures) as the sole holder of such series of Debentures and the authorized representative of the Beneficial Holders;

(b)	the rights of the Beneficial Holders of the Debentures shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

(c)	the Depository will make book-entry or book based, as applicable, transfers among the Depository Participants; and

(d)	whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Debentureholders evidencing a specified percentage of the outstanding Debentures, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders of the Debentures or the Depository Participants, and has delivered such instructions to the Trustee.

(4)            Whenever a notice or other communication is required to be provided to Debentureholders, unless and until definitive certificate(s) have been issued to Beneficial Holders of the Debentures pursuant to this Section 3.1, the Trustee shall provide all such notices and communications to the Depository for forwarding by the Depository to such Beneficial Holders in accordance with Applicable Securities Legislation. Upon the termination of the book-entry only registration system or book based entry, as applicable, on the occurrence of one of the conditions specified in Section 3.1(2) with respect to a series of Debentures issued hereunder, the Trustee shall notify all applicable Depository Participants and Beneficial Holders, through the Depository, of the availability of definitive Debenture Certificates. Upon surrender by the Depository of the certificate(s) representing the Global Debentures and receipt of new registration instructions from the Depository, the Trustee shall deliver the definitive Debenture Certificates for such Debentures to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debentures will be governed by Section 3.2 and the remaining Sections of this Article 3, as applicable.

(5)            Notwithstanding any other provisions of this Indenture or the Debentures, transfers and exchanges of Debentures and beneficial interests in Global Debentures shall be made in accordance the applicable rules and guidelines of the Securities Transfer Association of Canada.

(6)            Notwithstanding any provisions made in this Indenture for the issuance, certification and authentication of Debentures in physical form as Debentures or Global Debentures, the Debentures issued under the terms of this Indenture may also be issued to the Depository in book based only form, non-certificated and appearing on the register of the Trustee as a book based entry. In the absence of any physical securities being created for certification by the Corporation and authentication by the Trustee both at the initial issuance of the Debentures and at the time of any subsequent additional issuance of Debentures pursuant to the terms of a supplemental indenture, confirmation of the due issuance and validity of any Debentures shall be based upon the comparison of the Debentures in quantity and description appearing under the relevant broker’s instant deposit request identification number to the quantity and description of Debentures as detailed in the Written Direction of the Corporation addressed to the Trustee and to the broker upon whose posting of the Book Based Only Debentures to the book entry records of the Depository on a non-certificated basis on which both the Corporation and the Trustee shall depend. It is the responsibility of the Corporation to make the necessary arrangements with its broker or brokers to obtain, in a timely manner, the necessary instant deposit request identification number to facilitate the issuance of non-certificated Book Based Only Debentures.

(7)            In the establishment and maintenance of a non-certificated Book Based Only Debenture issue, the Trustee shall maintain such a record on its register for Debentures in book based form only. Transfers of Debentures appearing on the register of the Depository shall otherwise occur as provided for in this Indenture. The parties hereto further recognize that, notwithstanding the issuance of Book Based Only Debentures, conversions of Debentures shall occur as contemplated by the terms of this Indenture but the Trustee is permitted to employ whatever reasonable means it may from time to time require in order to guarantee the unhindered (but subject to the terms and conditions hereof) conversion of such Debentures appearing on the register for Debentures in book based only form by making whatever arrangements are deemed necessary by it with the Depository.

Section 3.2 Fully Registered Debentures

(1)            With respect to each series of Debentures issuable as Fully Registered Debentures, the Corporation shall cause to be kept by and at the principal office of the Trustee in Vancouver, British Columbia and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the holders of Fully Registered Debentures and particulars of the Debentures held by them respectively. Such registration shall be noted on the Debentures by the Trustee or other registrar unless a new Debenture shall be issued upon such transfer.

(2)            No transfer of a Fully Registered Debenture shall be valid unless made on such register referred to in Section 3.2(1) by the registered holder or such holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Trustee upon compliance with such other reasonable requirements as the Trustee or other registrar may prescribe, or unless the name of the transferee shall have been noted on the Debenture by the Trustee or other registrar.

Section 3.3 Transferee Entitled to Registration

The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. Upon surrender for registration of transfer of Debentures, the Corporation shall issue and thereupon the Trustee shall certify and deliver a new Debenture Certificate or confirm the electronic deposit of Uncertificated Debentures of like tenor in the name of the designated transferee and register such transfer in accordance with Section 3.2. If less than all the Debentures evidenced by the Debenture Certificate(s) or Uncertificated Debentures so surrendered are transferred, the transferor shall be entitled to receive, in the same manner, a new Debenture Certificate or electronically deposited Uncertificated Debentures registered in his name evidencing the Debentures not transferred.

Section 3.4 No Notice of Trusts

Neither the Corporation nor the Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the Person registered as the holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

Section 3.5 Registers Open for Inspection

The registers referred to in Section 3.1 and Section 3.2 shall at all reasonable times be open for inspection by the Corporation, the Trustee or any Debentureholder. Every registrar, including the Trustee, shall from time to time when requested so to do by the Corporation, in writing, furnish the Corporation with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder, provided the Trustee shall be entitled to charge a reasonable fee to the Corporation to provide such a list.

Section 3.6 Exchanges of Debentures

(1)            Subject to Section 3.1, Section 3.2 and Section 3.7, Debentures in any authorized form or denomination, other than Uncertificated Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(2)            In respect of exchanges of Debentures permitted by subsection 3.6(1), Debentures of any series may be exchanged only at the principal offices of the Trustee in Vancouver, British Columbia or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Corporation with the approval of the Trustee. Any Debentures surrendered for exchange shall be surrendered to the Trustee. The Corporation shall execute and the Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange shall be cancelled.

(3)            Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

Section 3.7 Closing of Registers

(1)            Except as may otherwise be provided herein or in any supplemental indenture in respect of any series of Debentures, neither the Corporation nor the Trustee nor any registrar shall be required to:

(a)	make transfers or exchanges or convert any Debentures on any Interest Payment Date for such Debentures or during the five preceding Business Days;

(b)	make transfers or exchanges of, or convert any Debentures on the day of any selection by the Trustee of Debentures to be redeemed or during the ten preceding Business Days;

(c)	make conversions of Debentures on any Interest Payment Date or during the five preceding Business Days;

(d)	make exchanges of any Debentures which will have been selected or called for redemption unless upon due presentation thereof for redemption such Debentures shall not be redeemed, as the register for the applicable series of Debentures shall be closed in respect of such actions on such dates; or

(e)	make conversions of any Debentures the Business Day immediately preceding the Maturity Date for such Debentures or during such greater period prior to an applicable maturity date as directed in writing by the Corporation (which period shall not exceed the five Business Days preceding the applicable date of maturity).

(2)            Subject to any restriction herein provided, the Corporation with the approval of the Trustee may at any time close any register for any series of Debentures, other than those kept at the principal offices of the Trustee in Vancouver, British Columbia, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

Section 3.8 Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration, the Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon from time to time by the Trustee and the Corporation), and payment of such charges and reimbursement of the Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:

(a)	for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures of that series or, with respect to Debentures subject to a Periodic Offering, within a period of two months from the date of delivery of any such Debenture;

(b)	for any exchange of any interim or temporary Debenture or interim certificate that has been issued under Section 2.8 for a definitive Debenture; or

(c)	for any exchange of an Uncertificated Debenture as contemplated in Section 3.1.

Section 3.9 Ownership of Debentures

(1)            Unless otherwise required by law, the Person in whose name any registered Debenture is registered shall for all purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon shall be made to such registered holder.

(2)            The registered holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such registered holder for any such principal, premium, if any, or interest shall be a good discharge to the Trustee, any registrar and to the Corporation for the same and none shall be bound to inquire into the title of any such registered holder.

(3)            Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Trustee, any registrar and to the Corporation.

(4)            In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee and any registrar and to the Corporation.

Article 4 – REDEMPTION

Section 4.1 Notice to Trustee

The Corporation may, with respect to any series of Debentures, reserve the right to redeem and pay the series of Debentures or may covenant to redeem and pay the series of Debentures or any part thereof prior to the Maturity Date thereof at such time and on such terms as provided for in such Debentures. If a series of Debentures is redeemable and the Corporation wants or is obligated to redeem prior to the Maturity Date thereof all or part of the series of Debentures pursuant to the terms of such Debentures, it shall notify the Trustee in writing of the redemption date and the principal amount of the series of Debentures to be redeemed. The Corporation shall give the notice at least 15 days before the redemption date (or such shorter period as may be acceptable to the Trustee).

Section 4.2 Selection of Debentures to be Redeemed

Unless otherwise indicated for a particular series by resolution of the Board of Directors, Officer’s Certificate or in an indenture supplemental hereto, if less than all the Debentures of a series are to be redeemed, the Debentures of the series to be redeemed will be selected as follows: (a) if the Debentures are in the form of Global Debentures, in accordance with the procedures of the Depository, (b) if the Debentures are listed on any recognized securities exchange, in compliance with the requirements of the principal recognized securities exchange, if any, on which the Debentures are listed or (c) if not otherwise provided for under clause (a) or (b) in the manner that the Trustee deems fair and appropriate, including by lot or other method, unless otherwise required by law or applicable stock exchange requirements, subject, in the case of Global Debentures, to the applicable rules and procedures of the Depository. The Debentures to be redeemed shall be selected from Debentures of the series outstanding not previously called for redemption. Portions of the principal of Debentures of the series that have denominations larger than $1,000 may be selected for redemption. Debentures of the series and portions of them it selected for redemption shall be in amounts of $1,000 or whole multiples of $1,000 or, with respect to Debentures of any series issuable in other denominations pursuant to Section 2.3(1)(h), the minimum principal denomination for each series and the authorized integral multiples thereof. Provisions of this Indenture that apply to Debentures of a series called for redemption also apply to portions of Debentures of that series called for redemption. Neither the Trustee nor the paying agent shall be liable for any selection made by it in accordance with this paragraph (including the procedures of the Depository).

Section 4.3 Notice of Redemption

(1)            Unless otherwise indicated for a particular series by resolution of the Board of Directors, Officer’s Certificate or in an indenture supplemental hereto, at least 15 days but not more than 60 days before a redemption date, the Corporation shall send or cause to be sent by first-class mail or electronically, in accordance with the procedures of the Depository, a notice of redemption to each Debentureholder whose Debentures are to be redeemed.

(2)            The notice shall identify the Debentures of the series to be redeemed and shall state:

(a)	the redemption date;

(b)	the redemption price;

(c)	the name and address of the paying agent;

(d)	if any Debentures are being redeemed in part, the portion of the principal amount of such Debentures to be redeemed and that, after the redemption date and upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion of the original Debenture shall be issued in the name of the Debentureholder thereof upon cancellation of the original Debenture;

(e)	that Debentures of the series called for redemption must be surrendered to the paying agent to collect the redemption price;

(f)	that interest on Debentures of the series called for redemption ceases to accrue on and after the redemption date unless the Corporation defaults in the deposit of the redemption price;

(g)	the “CUSIP” number, if any; and

(h)	any other information as may be required by the terms of the particular series or the Debentures of a series being redeemed.

At the Corporation’s request, the Trustee shall give the notice of redemption in the Corporation’s name and at its expense, provided, however, that the Corporation has delivered to the Trustee, at least 10 days (unless a shorter time shall be acceptable to the Trustee) prior to the notice date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice and the form of such notice.

Section 4.4 Effect of Notice of Redemption

Once notice of redemption is sent as provided in Section 4.3, Debentures of a series called for redemption become due and payable on the redemption date and at the redemption price. Except as otherwise provided by resolution of the Board of Directors, Officer’s Certificate or in an indenture supplemental hereto for a series, a notice of redemption may not be conditional. Upon surrender to the paying agent, such Debentures shall be paid at the redemption price plus accrued interest to the redemption date.

Section 4.5 Deposit of Redemption Price

On or before 11:00 a.m., Toronto time, on the redemption date, the Corporation shall deposit with the paying agent money sufficient to pay the redemption price of and accrued interest, if any, on all Debenture to be redeemed on that date.

Section 4.6 Debentures Redeemed in Part

Upon surrender of a Debenture that is redeemed in part, the Trustee shall authenticate for the Debentureholder a new Debenture of the same series and the same maturity equal in principal amount to the unredeemed portion of the Debenture surrendered.

Article 5 – PURCHASE OF DEBENTURES

Section 5.1 Purchase of Debentures by the Corporation

(1)            Unless otherwise specifically provided with respect to a particular series of Debentures, the Corporation may, if it is not at the time in default hereunder, at any time and from time to time, purchase Debentures in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by contract, at any price. All Debentures so purchased will be delivered to the Trustee and shall be cancelled and no Debentures shall be issued in substitution therefor.

(2)            If, upon an invitation for tenders, more Debentures are tendered at the same lowest price than the Corporation is prepared to accept, the Debentures to be purchased by the Corporation shall be selected by the Trustee on a pro rata basis from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only. The holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Trustee shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered or, with respect to an Uncertificated Debenture, the Depository shall electronically deposit the unpurchased part so surrendered.

Section 5.2 Deposit of Maturity Monies

Payment on maturity of Debentures shall be provided for by the Corporation depositing with the Trustee or any paying agent to the order of the Trustee, on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the Maturity Date such sums of money as may be sufficient to pay all accrued and unpaid interest thereon up to but excluding the Maturity Date, provided the Corporation may elect to satisfy this requirement by providing the Trustee with a certified cheque or wire transfer for such amounts required under this Section 5.2 post-dated to the Maturity Date. The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection therewith. Every such deposit shall be irrevocable. From the sums so deposited, the Trustee shall pay or cause to be paid to the holders of such Debentures, upon surrender of such Debentures, the principal and interest to which they are respectively entitled on the Maturity Date.

Article 6– SUBORDINATION OF DEBENTURES

Section 6.1 Applicability of Article

The indebtedness, liabilities and obligations of the Corporation hereunder (except as provided in Section 16.14) or under the Debentures, whether on account of principal, premium, if any, interest or otherwise, but excluding the issuance of Common Shares upon any conversion pursuant to Article 7, upon any purchase pursuant to Article 5, or at maturity pursuant to Section 2.12 (collectively, the “Debenture Liabilities”), shall be subordinated and postponed and subject in right of payment, to the extent and in the manner hereinafter set forth in the following Sections of this Article 6, to the full and final payment of all Secured Indebtedness, and each holder of any such Debenture by his acceptance thereof agrees to and shall be bound by the provisions of this Article 6.

Section 6.2 Order of Payment

(1)            In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Corporation, or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or voluntary winding-up of the Corporation, whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of the Corporation:

(a)	all Secured Indebtedness shall first be paid in full, or provision made for such payment, before any payment is made on account of Debenture Liabilities;

(b)	any payment or distribution of assets of the Corporation, whether in cash, property or securities, to which the holders of the Debentures or the Trustee on behalf of such holders would be entitled except for the provisions of this Article 6, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Secured Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Secured Indebtedness may have been issued, to the extent necessary to pay all Secured Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Secured Indebtedness; and

(c)	the Secured Creditors or a receiver or a receiver-manager of the Corporation or of all or part of its assets or any other enforcement agent may sell, mortgage, or otherwise dispose of the Corporation’s assets in whole or in part, free and clear of all Debenture Liabilities and without the approval of the Debentureholders or the Trustee.

(2)            The rights and priority of the Secured Indebtedness and the subordination pursuant hereto shall not be affected by:

(a)	the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of any security securing the Secured Indebtedness (the “Senior Security”);

(b)	the time or order of the attachment, perfection or crystallization of any security constituted by the Senior Security;

(c)	the taking of any collection, enforcement or realization proceedings pursuant to the Senior Security;

(d)	the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Secured Creditors, or any of them or the Debentureholders or any of them to any money or property of the Corporation;

(e)	the failure to exercise any power or remedy reserved to the Secured Creditors under the Senior Security or to insist upon a strict compliance with any terms thereof;

(f)	whether any Senior Security is now perfected, hereafter ceases to be perfected, is avoidable by any trustee in bankruptcy or like official or is otherwise set aside, invalidated or lapses;

(g)	the date of giving or failing to give notice to or making demand upon the Corporation; or

(h)	any other matter whatsoever.

Section 6.3 Subrogation to Rights of Holders of Secured Indebtedness

(1)            Subject to the prior payment in full of all Secured Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of Secured Indebtedness to receive payments or distributions of assets of the Corporation to the extent of the application thereto of such payments or other assets which would have been received by the holders of the Debentures but for the provisions hereof until the principal of, premium, if any, and interest on the Debentures shall be paid in full, and no such payments or distributions to the holders of the Debentures of cash, property or securities, which otherwise would be payable or distributable to the holders of the Secured Indebtedness, shall, as between the Corporation, its creditors other than the holders of Secured Indebtedness, and the holders of Debentures, be deemed to be a payment by the Corporation to the holders of the Secured Indebtedness or on account of the Secured Indebtedness, it being understood that the provisions of this Article 6 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Secured Indebtedness, on the other hand.

(2)            The Trustee, for itself and on behalf of each of the Debentureholders, hereby waives any and all rights to require a Secured Creditor to pursue or exhaust any rights or remedies with respect to the Corporation or any property and assets subject to any Senior Security or in any other manner to require the marshalling of property, assets or security in connection with the exercise by the Secured Creditors of any rights, remedies or recourses available to them.

Section 6.4 Obligation to Pay Not Impaired

Nothing contained in this Article 6 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Corporation, its creditors other than the holders of Secured Indebtedness, and the holders of the Debentures, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Debentures the principal of, premium, if any, and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Corporation other than the holders of the Secured Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 6 of the holders of Secured Indebtedness in respect of cash, property or securities.

Section 6.5 No Payment if Secured Indebtedness in Default

(1)            Upon the maturity of any Secured Indebtedness by lapse of time, acceleration or otherwise, or any other enforcement of any Secured Indebtedness, then, except as provided in Section 6.8, all such Secured Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment is made on account of the Debenture Liabilities.

(2)            In case of a circumstance constituting a default or event of default with respect to any Secured Indebtedness permitting (whether at that time or upon notice, lapse of time, or satisfaction of any other condition precedent) a Secured Creditor to demand payment or accelerate the maturity thereof where the notice of such default or event of default has been given by or on behalf of the holders of Secured Indebtedness to the Corporation or the Corporation otherwise has knowledge thereof, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment (by purchase of Debentures or otherwise) shall be made by the Corporation (except as provided in Section 6.8) with respect to the Debenture Liabilities and neither the Trustee nor the holders of Debentures shall be entitled to demand, institute proceedings for the collection of (which shall, for certainty include proceedings related to an adjudication or declaration as to the insolvency or bankruptcy of the Corporation and other similar creditor proceedings), or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debentures after the happening of such a default or event of default (except as provided in Section 6.8), and unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and, if and when such Secured Indebtedness shall have become due and payable, shall be paid over to, the holders of the Secured Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing an amount of the Secured Indebtedness remaining unpaid until all such Secured Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Secured Indebtedness.

(3)            The fact that any payment hereunder is prohibited by this Section 6.5 shall not prevent the failure to make such payment from being an Event of Default hereunder.

Section 6.6 Payment on Debentures Permitted

Nothing contained in this Article 6 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time except as prohibited by Sections 6.2 or 6.5, any payment of principal of or, premium, if any, or interest on the Debentures. The fact that any such payment is prohibited by Sections 6.2 or 6.5 shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 6 or elsewhere in this Indenture, or in any of the Debentures, shall prevent the conversion of the Debentures or, except as prohibited by Sections 6.2 or 6.5, the application by the Trustee of any monies deposited with the Trustee hereunder for the purpose, to the payment of or on account of the Debenture Liabilities.

Section 6.7 Confirmation of Subordination

Each holder of Debentures by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination as provided in this Article 6 and appoints the Trustee his attorney-in-fact for any and all such purposes. Upon request of the Corporation, and upon being furnished an Officer’s Certificate stating that one or more named Persons are Secured Creditors and specifying the amount and nature of the Secured Indebtedness of such Secured Creditor, the Trustee shall enter into a written agreement or agreements with the Corporation and the Person or Persons named in such Officer’s Certificate providing that such Person or Persons are entitled to all the rights and benefits of this Article 6 as a Secured Creditor and for such other matters, such as an agreement not to amend the provisions of this Article 6 and the definitions herein without the consent of such Secured Creditor, as the Secured Creditor may reasonably request. Such agreement shall be conclusive evidence that the indebtedness specified therein is Secured Indebtedness, however, nothing herein shall impair the rights of any Secured Creditor who has not entered into such an agreement.

Section 6.8 Knowledge of Trustee

Notwithstanding the provisions of this Article 6 or any provision in this Indenture or in the Debentures contained, the Trustee will not be charged with knowledge of any Secured Indebtedness or of any default in the payment thereof, or of the existence of any Event of Default or any other fact that would prohibit the making of any payment of monies to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee has received written notice thereof from the Corporation, any Debentureholder or any Secured Creditor.

Section 6.9 Trustee May Hold Secured Indebtedness

The Trustee is entitled to all the rights set forth in this Article 6 with respect to any Secured Indebtedness at the time held by it, to the same extent as any other holder of Secured Indebtedness, and nothing in this Indenture deprives the Trustee of any of its rights as such holder.

Section 6.10 Rights of Holders of Secured Indebtedness Not Impaired

 No right of any present or future holder of any Secured Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any non-compliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

Section 6.11 Altering the Secured Indebtedness

The holders of the Secured Indebtedness have the right to extend, renew, modify or amend the terms of the Secured Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Corporation, all without notice to or consent of the Debentureholders or the Trustee and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders.

Section 6.12 Additional Indebtedness

This Indenture does not restrict the Corporation from incurring additional indebtedness for borrowed money or other obligations or liabilities (including Secured Indebtedness) or mortgaging, pledging or charging its properties to secure any indebtedness or liabilities. Except for Secured Indebtedness, any additional indebtedness for borrowed money or other obligations or liabilities or other debts will be subordinated to, or rank pari passu with, the Debentures.

Section 6.13 Right of Debentureholder to Convert Not Impaired

The subordination of the Debentures to the Secured Indebtedness and the provisions of this Article 6 do not impair in any way the right of a Debentureholder to convert its Debentures pursuant to Article 7 or the ability of the Corporation to issue Common Shares with respect to such Debentures upon such conversion, on any Interest Payment Date or otherwise.

Section 6.14 Invalidated Payments

 In the event that any of the Secured Indebtedness shall be paid in full and subsequently, for whatever reason, such formerly paid or satisfied Secured Indebtedness becomes unpaid or unsatisfied, the terms and conditions of this Article 6 shall be reinstated and the provisions of this Article shall again be operative until all Secured Indebtedness is repaid in full, provided that such reinstatement shall not give the Secured Creditors any rights or recourses against the Trustee or the Debentureholders for amounts paid to the Debentureholders subsequent to such payment or satisfaction in full and prior to such reinstatement.

Section 6.15 Contesting Security

The Trustee, for itself and on behalf of the Debentureholders, agrees that it shall not contest or bring into question the validity, perfection or enforceability of any of the Secured Indebtedness, the Senior Security or the relative priority of the Senior Security.

Article 7 – CONVERSION OF DEBENTURES

Section 7.1 Applicability of Article

(1)            Any Debentures issued hereunder of any series which by their terms are convertible (subject, however, to any applicable restriction of the conversion of Debentures of such series) will be convertible into Common Shares or other securities of the Corporation, at such conversion rate or rates, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and shall have been expressed in this Indenture (including Section 2.3 and Section 3.7 hereof), in such Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof.

(2)            Such right of conversion shall extend only to the maximum number of whole Common Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted. Fractional interests in Common Shares shall be adjusted for in the manner provided in Section 7.6.

Section 7.2 Notice of Expiry of Conversion Privilege

Notice of the expiry of the conversion privileges of the Debentures shall be given by or on behalf of the Corporation, not more than 60 days and not less than 30 days prior to the date fixed for the Time of Expiry, in the manner provided in Section 15.2.

Section 7.3 Revival of Right to Convert

If the redemption of any Debenture called for redemption by the Corporation is not made or the payment of the purchase price of any Debenture which has been tendered in acceptance of an offer by the Corporation to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then, provided the Time of Expiry has not passed, the right to convert such Debentures shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Corporation’s offer, respectively.

Section 7.4 Manner of Exercise of Right to Convert

(1)            The holder of a Debenture desiring to convert such Debenture in whole or in part into Common Shares shall surrender such Debenture to the Trustee at its principal office in Vancouver, British Columbia together with the conversion notice in the form of Schedule B or any other written notice in a form satisfactory to the Trustee, duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, exercising their right to convert such Debenture in accordance with the provisions of this Article; provided that with respect to an Uncertificated Debenture, registration and surrender of interests in the Debentures will be made only through the Depository’s non-certificated system. Thereupon such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, his nominee(s) or assignee(s) shall be entitled to be entered in the books of the Corporation as at the Date of Conversion (or such later date as is specified in subsection 7.4(2)) as the holder of the number of Common Shares, as applicable, into which such Debenture is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter, the Corporation shall deliver to such Debentureholder or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for such Common Shares or deposit such Common Shares through the Depository’s non-certificated system and make or cause to be made any payment of interest to which such holder is entitled in accordance with subsection 7.4(5). With respect to a Global Debenture, the obligation to surrender a Debenture to the Trustee shall be satisfied if the Trustee makes a notation on the Global Debenture of the principal amount thereof so converted and the Trustee is provided with all other documentation which it may request.

(2)            For the purposes of this Article, a Debenture shall be deemed to be surrendered for conversion on the date (herein called the “Date of Conversion”) on which it is so surrendered when the register of the Trustee is open and in accordance with the provisions of this Article or, in the case of an Uncertificated Debenture which the Trustee received notice of and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Debenture so surrendered by mail or other means of transmission, on the date on which it is received by the Trustee at one of its offices specified in subsection 7.4(1); provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed, the Person or Persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such registers are next reopened.

(3)            Any part, being $1,000 or an integral multiple thereof, of a Debenture in a denomination in excess of $1,000 may be converted as provided in this Article and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such parts.

(4)            The holder of any Debenture of which only a part is converted shall, upon the exercise of their right of conversion surrender such Debenture to the Trustee in accordance with subsection 7.4(1), and the Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered or, with respect to an Uncertificated Debenture, registration and surrender of interests in the Debentures will be made only through the Depository’s non-certificated system.

(5)            The holder of a Debenture surrendered for conversion in accordance with this Section 7.4 shall be entitled (subject to any applicable restriction on the right to receive interest on conversion of Debentures of any series) to receive accrued and unpaid interest in respect thereof, in cash, up to but excluding the Date of Conversion and the Common Shares issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Common Shares pursuant to subsection 7.4(2), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

Section 7.5 Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as set forth below.

(a)	If and whenever at any time prior to the Time of Expiry the Corporation shall

(i)	subdivide or redivide the outstanding Common Shares into a greater number of shares,

(ii)	reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares, or

(iii)	issue Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a dividend or distribution (other than the issue of Common Shares to holders of Common Shares who have elected to receive dividends or distributions in the form of Common Shares in lieu of cash dividends or cash distributions paid in the ordinary course on the Common Shares), the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a dividend or distribution, as the case may be, shall in the case of any of the events referred to in (i) and (iii) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or dividend, or shall, in the case of any of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this Section 7.5(a) shall occur. Any such issue of Common Shares by way of a dividend or distribution shall be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding Common Shares under subsections (c) and (d) of this Section 7.5.

(b)	If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the payment of a cash dividend or distribution to the holders of all or substantially all of the outstanding Common Shares, the Conversion Price shall be adjusted immediately after such record date so that it shall be equal to the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the denominator shall be the Current Market Price on such record date and of which the numerator shall be the Current Market Price on such record date minus the amount in cash per Common Share distributed to holders of Common Shares. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such cash dividend or distribution is not paid, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

(c)	If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such options, rights or warrants were included in such fraction, as the case may be.

(d)	If and whenever at any time prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Section 7.5(a) or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Corporation with or into any other Person or other entity or acquisition of the Corporation or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Corporation) or other entity or a liquidation, dissolution or winding-up of the Corporation (any such event, a “Merger Event”), any holder of a Debenture who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Corporation or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that such holder of a Debenture would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right, subject to Section 7.5(m). If determined appropriate by the Board of Directors, to give effect to or to evidence the provisions of this Section 7.5(d), the Corporation, its successor, or such purchasing Person or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the holder of Debentures to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any cash, shares or other securities or property to which a holder of Debentures is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Trustee pursuant to the provisions of this Section 7.5(d) shall be a supplemental indenture entered into pursuant to the provisions of Article 17. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing Person or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 7.5(d) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, share exchanges, acquisitions, combinations, sales or conveyances.

The Corporation shall not become a party to any Merger Event unless its terms are consistent with this Section 7.5(d).

(e)	If the Corporation shall make a distribution to all or substantially all of the holders of Common Shares of shares in the capital of the Corporation, other than Common Shares, or evidences of indebtedness or other assets of the Corporation, including securities (but excluding (i) any issuance of rights or warrants for which an adjustment was made pursuant to Section 7.5(c), and (ii) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 7.5(b)) (the “Distributed Securities”), then in each such case (unless the Corporation at its option chooses to distribute such Distributed Securities to the holders of Debentures on such dividend or distribution date (as if each holder had converted such Debenture into Common Shares immediately preceding the record date with respect to such distribution)) the Conversion Price in effect immediately preceding the ex-distribution date fixed for the dividend or distribution shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately preceding such ex-distribution date by a fraction of which the denominator shall be the five-day VWAP immediately prior to the ex-distribution date and of which the numerator shall be the five-day VWAP for the first five trading days that occur immediately post the ex-distribution date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective five Business Days immediately after the ex-distribution date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if the securities distributed by the Corporation to all holders of its Common Shares consist of capital stock of, or similar equity interests in, a Subsidiary or other business of the Corporation (the “Spin-off Securities”), the Conversion Price shall be adjusted, unless the Corporation makes an equivalent distribution to the holders of Debentures, so that the same shall be equal to the rate determined by multiplying the Conversion Price in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the sum of (A) the weighted average trading price of one Common Share over the 20 consecutive trading day period (the “Spin-off Valuation Period”) commencing on and including the fifth trading day after the date on which ex-dividend trading commences for such distribution on the TSX (or such other exchange on which the Common Shares are then listed) and (B) the product of (i) the weighted average trading price (calculated in substantially the same way as the Current Market Price is calculated for the Common Shares) over the Spin-off Valuation Period of the Spin-off Securities or, if no such prices are available, the fair market value of the Spin-off Securities as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officer’s Certificate delivered to the Trustee) multiplied by (ii) the number of Spin-off Securities distributed in respect of one Common Share and the numerator of which shall be the weighted average trading price of one Common Share over the Spin-off Valuation Period, such adjustment to become effective immediately preceding the opening of business on the 25th trading day after the date on which ex-dividend trading commences; provided, however, that the Corporation may in lieu of the foregoing adjustment elect to make adequate provision so that each holder of Debentures shall have the right to receive upon conversion thereof the amount of such Spin-off Securities that such holder of Debentures would have received if such Debentures had been converted on the record date with respect to such distribution.

(f)	If any issuer bid made by the Corporation or any of its Subsidiaries for all or any portion of Common Shares shall expire, then, if the issuer bid shall require the payment to shareholders of consideration per Common Share having a fair market value (determined as provided below) that exceeds the Current Market Price on the last date (the “Expiration Date”) tenders could have been made pursuant to such issuer bid (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately preceding the close of business on the Expiration Date by a fraction of which (i) the denominator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officer’s Certificate delivered to the Trustee) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the issuer bid) of all Common Shares validly tendered and not withdrawn as of the Expiration Time (the Common Shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Common Shares”) and (B) the product of the number of Common Shares outstanding (less any Purchased Common Shares and excluding any Common Shares held in the treasury of the Corporation) at the Expiration Time and the Current Market Price on the Expiration Date and (ii) the numerator of which shall be the product of the number of Common Shares outstanding (including Purchased Common Shares but excluding any Common Shares held in the treasury of the Corporation) at the Expiration Time multiplied by the Current Market Price on the Expiration Date, such increase to become effective immediately preceding the opening of business on the day following the Expiration Date. In the event that the Corporation is obligated to purchase Common Shares pursuant to any such issuer bid, but the Corporation is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of Common Shares actually purchased, if any. If the application of this Section 7.5(f) to any issuer bid would result in a decrease in the Conversion Price, no adjustment shall be made for such issuer bid under this Section 7.5(f).

For purposes of this Section 7.5(f), the term “issuer bid” shall mean an issuer bid under Applicable Securities Legislation or a take-over bid under Applicable Securities Legislation by a Subsidiary of the Corporation for the Common Shares and all references to “purchases” of Common Shares in issuer bids (and all similar references) shall mean and include the purchase of Common Shares in issuer bids and all references to “tendered Common Shares” (and all similar references) shall mean and include Common Shares tendered in issuer bids.

(g)	In any case in which this Section 7.5 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this Section 7.5(g), have become the holder of record of such additional Common Shares pursuant to Section 7.4(2).

(h)	The adjustments provided for in this Section 7.5 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this Section 7.5(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(i)	For the purpose of calculating the number of Common Shares outstanding, Common Shares owned by or for the benefit of the Corporation shall not be counted.

(j)	In the event of any question arising with respect to the adjustments provided in this Section 7.5, such question shall be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the Auditors of the Corporation); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Trustee, and the Debentureholders.

(k)	In case the Corporation shall take any action affecting the Common Shares other than action described in this Section 7.5, which in the opinion of the Board of Directors, would materially affect the rights of Debentureholders, the Conversion Price shall be adjusted in such manner and at such time, by action of the Board of Directors, as the Board of Directors, in their sole discretion may determine to be equitable in the circumstances. Failure of the directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.

(l)	No adjustment in the Conversion Price shall be made in respect of any event described in Section 7.5(a), (b), Section 7.5(c), Section 7.5(e) or Section 7.5(f) other than the events described in clauses 7.5(a)(i) or 7.5(a)(ii) if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the effective date or record date, as the case may be, of such event.

(m)	Except as stated above in this Section 7.5, no adjustment will be made in the Conversion Price for any Debentures as a result of the issuance of Common Shares at less than the Current Market Price on the date of issuance or the then applicable Conversion Price.

(n)	Notwithstanding any of the foregoing in this Section 7.5, if a holder of a Debenture would otherwise be entitled to receive, upon conversion of the Debenture, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied on December 31, 2007 (“Ineligible Consideration”), such holder of a Debenture shall not be entitled to receive such Ineligible Consideration and the Corporation or the successor or acquirer, as the case may be, shall have the right (at the sole option of the Corporation or the successor or acquirer, as the case may be) to deliver to such holder “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied on December 31, 2007 with a market value (as conclusively determined by the Board of Directors) equal to the market value of such Ineligible Consideration.

Section 7.6 No Requirement to Issue Fractional Common Shares

The Corporation shall not be required to issue fractional Common Shares upon the conversion of Debentures pursuant to this Article. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable upon the conversion of any principal amount of Debentures, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the holder of such Debenture of an amount equal to the fractional interest which would have been issuable multiplied by the Current Market Price, provided, however, the Corporation shall not be required to make any payment of less than $1.00.

Section 7.7 Forced Conversion

If prior to the Maturity Date, the VWAP of the Common Shares on the TSX (or such other stock exchange on which the Common Shares are listed for trading) for 10 consecutive trading days exceeds $[•], as adjusted in accordance with Section 7.5, the Corporation may force conversion of all but not less than all of the principal amount (less any tax required by law to be deducted or withheld) of the Debentures at the Conversion Price, upon giving the Debentureholders 30 days advance written notice by way to the Trustee in accordance with Section 15.3 (the “Forced Conversion Notice”) and concurrently issuing a news release. The Corporation shall pay all accrued and unpaid interest (less any tax required by law to be deducted or withheld) in cash. The holder of a Debenture may convert such Debenture in whole or in part into Common Shares until 4:30 p.m. (Toronto time) on the Business Day prior to the date the Debenture is forced to convert in the manner provided in Section 7.7.

In the event that the Corporation exercises its right to force conversion of all of the principal amount of the Debentures pursuant to this Section 7.7, the effective date for the forced conversion (the “Forced Conversion Date”) shall be: (a) the date stipulated in the Forced Conversion Notice; or (b) if no date is so stipulated in the Forced Conversion Notice, the date that is 30 days following the date of such Forced Conversion Notice, and upon such Forced Conversion Date: (i) all of the principal amount (less any tax required by law to be deducted or withheld) of the Debentures shall be deemed to be converted into Common Shares at the then applicable Conversion Price; and (ii) the Debentureholders shall be entered in the books of the Corporation as at the Forced Conversion Date as the holder of the number of Common Shares, as applicable, into which the Debentures held by them are convertible. Upon the surrender of Debenture Certificates to the Trustee at its principal office in the City of Toronto, at Trader's Bank Building 702 – 67 Yonge Street Toronto ON M5E 1J8, by the Debentureholders, or in the case of Uncertificated Debentures, the surrender of interests in the Debentures through the Depository’s non-certificated system, the Corporation shall deliver to the Debentureholders certificates for the Common Shares or deposit Common Shares through the Depository’s non-certificated system, as applicable, for the Common Shares into which the Debentures held by them have been converted.

Section 7.8 Corporation to Reserve Common Shares

The Corporation covenants with the Trustee that it will at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue upon conversion of Debentures as in this Article provided, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Debentures. The Corporation covenants with the Trustee that all Common Shares which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.

Section 7.9 Cancellation of Converted Debentures

Subject to the provisions of Section 7.4 as to Debentures converted in part, all Debentures converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Trustee and no Debenture shall be issued in substitution for those converted.

Section 7.10 Certificate as to Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 7.5, deliver an Officer’s Certificate to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the Auditors of the Corporation) and such advice or determination shall be conclusive and binding on all parties in interest. When so approved, the Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Debentureholders in the manner provided in Section 15.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that, if the Corporation has given notice under this Section 7.10 covering all the relevant facts in respect of such event, no such notice need be given under this Section 7.10 .

Section 7.11 Notice of Special Matters

(1)            The Corporation covenants with the Trustee that so long as any Debenture remains outstanding, it will give notice to the Trustee, and to the Debentureholders in the manner provided in Section 15.2, of its intention to fix a record date for any event referred to in Section 7.5(a), (b), Section 7.5(c), Section 7.5(d) or Section 7.5(e) (other than the subdivision, redivision, reduction, combination or consolidation of its Common Shares) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date.

(2)            In addition, the Corporation covenants with the Trustee that so long as any Debenture remains outstanding, it will give notice to the Trustee, and to the Debentureholders in the manner provided in Section 15.2, at least 30 days prior to the (i) effective date of any transaction referred to in Section 7.5(d) stating the consideration into which the Debentures will be convertible after the effective date of such transaction, and (ii) Expiration Date of any transaction referred to in Section 7.5(f) stating the consideration paid per Common Share in such transaction.

Section 7.12 Protection of Trustee

The Trustee:

(a)	shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)	shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and

(c)	shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article.

Article 8 – COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Debentureholders, that so long as any Debentures remain outstanding:

Section 8.1 To Pay Principal, Premium (if any) and Interest

The Corporation will duly and punctually pay or cause to be paid to every Debentureholder the principal of, premium (if any) and interest accrued on the Debentures of which it is the holder on the dates, at the places and in the manner mentioned herein and in the applicable Debentures.

Section 8.2 To Pay Trustee’s Remuneration

The Corporation will pay the Trustee reasonable remuneration for its services as Trustee hereunder and will repay to the Trustee on demand all monies which shall have been paid by the Trustee in connection with the execution of the trusts hereby created and such monies including the Trustee’s remuneration, shall be payable out of any funds coming into the possession of the Trustee in priority to payment of any principal of the Debentures, interest or premium, if any, thereon. Such remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction.

Section 8.3 To Give Notice of Event of Default

The Corporation shall promptly notify the Trustee and the Debentureholders by way of an Officer’s Certificate setting forth the details of an Event of Default, its status and the action that the Corporation is taking or proposing to take in respect thereof upon obtaining knowledge of any Event of Default hereunder.

Section 8.4 Preservation of Existence, etc.

Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a business-like manner and in accordance with good business practices; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights, except where failure to do so would not result in a Material Adverse Effect.

Section 8.5 Keeping of Books

The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation in accordance with GAAP.

Section 8.6 Annual Certificate of Compliance

The Corporation shall deliver to the Trustee within 120 days after the end of each fiscal year of the Corporation an Officer’s Certificate stating whether the signers thereof have knowledge of any Event of Default that is continuing and, if so, specifying each such Event of Default and the nature thereof. The Corporation also shall comply with Section 314(a)(4) of the Trust Indenture Act.

Section 8.7 Performance of Covenants Notice by Trustee

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Trustee may notify the Debentureholders of such failure on the part of the Corporation, but shall be under no obligation to do so.

Section 8.8 Maintain Listing

The Corporation will use reasonable commercial efforts to maintain the listing of the Common Shares on a recognized stock exchange and to maintain the Corporation’s status as a “reporting issuer” not in default of the requirements of the Applicable Securities Legislation; provided that the foregoing covenant shall not prevent or restrict the Corporation from carrying out a transaction to which Article 11 would apply if carried out in compliance with Article 11 even if as a result of such transaction the Corporation ceases to be a “reporting issuer” in all or any of the provinces of Canada or the Common Shares cease to be listed on a recognized stock exchange.

Section 8.9 No Dividends on Common Shares if Event of Default

The Corporation shall not declare or pay any dividend to the holders of its issued and outstanding Common Shares after the occurrence and continuation of an Event of Default unless and until such Event of Default shall have been cured or waived or shall have ceased to exist.

Section 8.10 Withholding Matters

All payments made by or on behalf of the Corporation under or with respect to the Debentures (including, without limitation, any penalties, interest and other liabilities related thereto) will be made free and clear of and without withholding, or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other liabilities related hereto) imposed or levied by or on behalf of the Government of Canada or the United States or elsewhere, or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (“Withholding Taxes”), unless the Corporation is required by law or the interpretation or administration thereof, to withhold or deduct any amounts for, or on account of Withholding Taxes. If the Corporation is so required to withhold or deduct any amount for, or on account of, Withholding Taxes from any payment made under or with respect to the Debentures, the Corporation shall deduct and withhold such Withholding Taxes from any payment to be made under or with respect to the Debentures and, provided that the Corporation forthwith remits such amount to the relevant governmental authority or agency, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Corporation’s obligations under the Debentures. There is no obligation on the Corporation to gross-up or pay additional amounts to a holder of Debentures in respect of such deductions or withholdings. For greater certainty, if any amount is required to be deducted or withheld in respect of Withholding Taxes upon a conversion of a Debenture, as the case may be, the Corporation shall be entitled to liquidate such number of securities issuable as a result of such conversion as shall be necessary in order to satisfy such requirement. The Corporation shall provide the Trustee with copies of receipts or other communications relating to the remittance of such withheld amount or the filing of any forms received from such government authority or agency promptly after receipt thereof.

Section 8.11 SEC Reporting Status

(1)            The Corporation shall use commercially reasonable efforts to timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the U.S. Securities Exchange Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to the Corporation, as required in accordance with Rule 144 of the U.S. Securities Act, is publicly available, and will not terminate its status as an issuer required to file reports under the U.S. Securities Exchange Act even if the U.S. Securities Exchange Act or the rules and regulations thereunder would permit such termination.

(2)            The Corporation confirms that it has either (i) a class of securities registered pursuant to Section 12 of the U.S. Securities Exchange Act; or (ii) a reporting obligation pursuant to Section 15(d) of the U.S. Securities Exchange Act, and has provided the Trustee with an Officer’s Certificate (certifying such reporting obligation and other information as requested by the Trustee). The Corporation covenants that in the event that the Common Shares are no longer registered pursuant to Section 12 of the U.S. Securities Exchange Act, the Corporation shall promptly deliver to the Trustee an Officer’s Certificate notifying the Trustee of such termination and such other information as the Trustee may require at the time. The Corporation acknowledges that the Trustee is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

Article 9 – DEFAULT

Section 9.1 Events of Default

(1)            Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:

(a)	failure for 30 days to pay interest on the Debentures when payable;

(b)	failure for 15 days to pay principal or premium, if any, when due on the Debentures whether at maturity, upon redemption, by declaration or otherwise;

(c)	default in the observance or performance of any other covenant or condition of this Indenture by the Corporation and the failure to cure (or obtain a waiver by the requisite Debentureholders for) such default for a period of 60 days after notice in writing has been given by the Trustee (in the manner and to the extent provided in the Trust Indenture Act) or from holders of not less than 50% in aggregate principal amount of the Debentures to the Corporation specifying such default and requiring the Corporation to rectify such default or obtain a waiver for same;

(d)	the occurrence of a default or an event of default (after the giving of all applicable notices or the expiry of all applicable grace or cure periods) with respect to any mortgage, agreement or other instrument of the Corporation under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100,000,000 (or its foreign currency equivalent) in the aggregate of the Corporation, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(e)	if a decree or order of a Court having jurisdiction is entered adjudging the Corporation a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation, or appointing a receiver of, or of any substantial part of, the property of the Corporation or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;

(f)	if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Corporation or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

(g)	if a resolution is passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 11.1 are duly observed and performed;

(h)	if the Corporation fails to comply with Article 11 hereof; and

(i)	any other Event of Default provided with respect to Debentures of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, in accordance with Section 2.3(1)(j);

then: (i) in each and every such event listed above, the Trustee may, in its discretion, but subject to the provisions of this Section and in the manner and to the extent provided in the Trust Indenture Act, and shall, upon receipt of a request in writing signed by the holders of not less than 50% in principal amount of Debentures then outstanding (or if the Event of Default shall exist only in respect of one or more series of the Debentures then outstanding, then upon receipt of a request in writing signed by the holders of not less than 50% in principal amount of the Debentures of such series then outstanding), subject to the provisions of Section 9.3 and in the manner and to the extent provided in the Trust Indenture Act, by notice in writing to the Corporation declare the principal of and interest and premium, if any, on all Debentures then outstanding and all other amounts outstanding hereunder to be due and payable and the same shall thereupon forthwith become immediately due and payable (or, if the Event of Default shall exist only in respect of one or more series of the Debentures then outstanding, then the Trustee may declare due and payable the principal and interest and premium, if any, only with respect to such Debentures in respect of which there is an Event of Default) to the Trustee, and (ii) on the occurrence of an Event of Default under Section 9.1(1)(e), Section 9.1(1)(f) or Section 9.1(1)(g), the principal of and interest and premium, if any, on all Debentures then outstanding hereunder and all other amounts outstanding hereunder, shall automatically without any declaration or other act on the part of the Trustee or any Debentureholder become immediately due and payable to the Trustee for the benefit of the Debentureholders and, upon such amounts becoming due and payable in either (i) or (ii) above, the Corporation shall forthwith pay to the Trustee for the benefit of the Debentureholders such principal, accrued and unpaid interest and premium, if any, and interest on amounts in default on such Debenture and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Debentures on such principal, interest, premium, if any, and such other monies from the date of such declaration or event until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the manner mentioned in and according to the tenor of the Debentures. Such payment when made shall be deemed to have been made in discharge of the Corporation’s obligations hereunder and any monies so received by the Trustee shall be applied in the manner provided in Section 9.6.

(2)            For greater certainty, for the purposes of this Section 9.1, a series of Debentures shall be in default in respect of an Event of Default if such Event of Default relates to a default in the payment of principal, premium, if any, or interest on the Debentures of such series in which case references to Debentures in this Section 9.1 refer to Debentures of that particular series.

(3)            For purposes of this Article 9, where the Event of Default refers to an Event of Default with respect to a particular series of Debentures as described in this Section 9.1, then this Article 9 shall apply mutatis mutandis to the Debentures of such series and references in this Article 9 to the Debentures shall mean Debentures of the particular series and references to the Debentureholders shall refer to the Debentureholders of the particular series, as applicable.

Section 9.2 Notice of Events of Default

(1)            If an Event of Default shall occur and be continuing the Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 15.2 and in the manner and to the extent provided in the Trust Indenture Act; provided that notwithstanding the foregoing, unless the Trustee shall have been requested to do so by the holders of at least 50% of the principal amount of the Debentures then outstanding, and except in the case of an Event of Default in the payment of the principal of, or premium, if any, or interest on, any of the Debentures or in the making of any sinking fund payment with respect to the Debentures, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a committee of directors or responsible officers (as applicable) of the Trustee determine in good faith that the withholding of such notice is in the interests of the Debentureholders. The Trustee shall advise the Corporation in writing of such determination to withhold notice.

(2)            When notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Trustee to the Debentureholders within 15 days after the Trustee becomes aware the Event of Default has been cured.

(3)            The Trustee will not be deemed to have notice of any Event of Default, except Events of Default under Section 9.1(1)(a) or Section 9.1(1)(b) hereof, unless a responsible officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such an Event of Default is received by the Trustee at the corporate trust office of the Trustee, and such notice references the Debentures and this Indenture.

Section 9.3 Waiver of Default

(1)            Upon the happening or continuance of any Event of Default hereunder:

(a)	the holders of the Debentures shall have the power by requisition in writing by the holders of more than 50% of the principal amount of Debentures then outstanding, to instruct the Trustee to waive any Event of Default and to cancel any declaration made by the Trustee pursuant to Section 9.1 and the Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the non-observance or non-performance by the Corporation of any covenant applicable only to one or more series of Debentures, then the holders of more than 50% of the principal amount of the outstanding Debentures of that series shall be entitled to exercise the foregoing power and the Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures; and

(b)	the Trustee, so long as it has not become bound to declare the principal, premium (if any) and interest (if any) on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its reasonable discretion, upon such terms and conditions as the Trustee may deem advisable in good faith.

(2)            No such act or omission either of the Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

(3)            Notwithstanding anything in this Indenture to the contrary, Debentureholders and/or the Trustee shall not be entitled to waive any Event of Default on behalf of any other Debentureholder:

(a)	in respect of the payment of the principal of, premium (if any) or interest (if any) on any Debenture owned by such other Debentureholder, or

(b)	in respect of a covenant or provision herein which under Article 17 cannot be modified or amended without the consent of the Holder of each outstanding Debenture.

Section 9.4 Enforcement by the Trustee

(1)            Subject to the provisions of Section 9.3, if the Corporation shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 9.1, the principal of and premium (if any) and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 50% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and premium (if any) and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

(2)            The Trustee shall be entitled and empowered, either in its own name or as Trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the Debentures against the Corporation allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 9.3, nothing contained in this Indenture shall be deemed to give to the Trustee, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

(3)            The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

(4)            All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto.

(5)            Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

Section 9.5 No Suits by Debentureholders

No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest or any other amount on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder; (b) the Debentureholders by written instrument signed by the holders of at least 50% in principal amount of the Debentures then outstanding shall have made a request to the Trustee and the Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; (c) the Debentureholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures, it being understood and intended that no one or more of such Debentureholder shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Debentureholders in the case of any Event of Default, or to obtain or to seek to obtain priority or preference over any other of such Debentureholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Debentureholders.

Section 9.6 Application of Monies by Trustee

(1)            Except as herein otherwise expressly provided, any monies received by the Trustee from the Corporation pursuant to the foregoing provisions of this Article 9, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Trustee available for such purpose, as follows:

(a)	first, in payment or in reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided which, for the avoidance of doubt, shall not be paid in Common Shares but shall be paid in cash only;

(b)	second, but subject as hereinafter in this Section 9.6 provided, in payment, rateably and proportionately to the holders of Debentures, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then premium, if any, and then accrued and unpaid interest and interest on amounts in default; and

(c)	third, in payment of the surplus, if any, of such monies to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to clause (b) above in respect of the principal, premium, if any, or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Debenture pledged for value and in good faith to a Person other than the Corporation or any Subsidiary but only to the extent of such person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Debentures which are not so held.

(2)            The Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Trustee may think necessary to provide for the payments mentioned in subsection 9.6(1), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Section 16.8 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

Section 9.7 Notice of Payment by Trustee

Not less than 15 days’ notice shall be given in the manner provided in Section 15.2 and in the manner and to the extent provided in the Trust Indenture Act by the Trustee to the Debentureholders of any payment to be made under this Article 9. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal monies, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts paid in respect thereof on the day so fixed.

Section 9.8 Trustee May Demand Production of Debentures

The Trustee shall have the right to demand production of the Debentures in respect of which any payment of principal, interest or premium (if any) required by this Article 9 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation as the Trustee shall deem sufficient.

Section 9.9 Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

Section 9.10 Judgment Against the Corporation

The Corporation covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other amounts owing hereunder.

Section 9.11 Immunity of Directors, Officers and Others

The Debentureholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer, director or employee of the Corporation or of any successor of the Corporation for the payment of the principal of or premium (if any) or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Debentures.

Section 9.12 Unconditional Right of Holders to Receive Principal, Premium and Interest

Notwithstanding any other provision in this Indenture, the Debentureholder of any Debenture shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article 10) and in such Debenture, of the principal of and premium (if any) and interest (if any) on, such Debenture on the maturity expressed in such Debenture and subject to the limitations on a Debentureholder’s ability to institute suit contained in Section 9.5, to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Debentureholder. The Trustee will not be deemed to have notice of any Event of Default, except Events of Default under Section 9.1(1)(a) or Section 9.1(1)(b) hereof, unless the Trustee, in its sole discretion, determines that it has knowledge of an Event of Default or unless written notice of any event that is in fact such an Event of Default is received by the Trustee at the corporate trust office of the Trustee, and such notice references the Debentures and this Indenture.

Section 9.13 Requirement of an Undertaking To Pay Costs in Certain Suits under the Indenture or Against the Trustee

All parties to this Indenture agree, and each Debentureholder by its acceptance of a Debenture shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit in the manner and to the extent provided in the Trust Indenture Act, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 9.13 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholder, holding in the aggregate more than 10% in principal amount of the outstanding Debentures or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any Debenture on or after the due date for such payment expressed in such Debenture.

Section 9.14 Rights of Debentureholders of Majority in Principal Amount of Debentures to Direct Trustee and to Waive Default.

The Debentureholders of a majority in aggregate principal amount of the Debentures at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debentures; provided, however, that such direction shall not be in conflict with any law or the provisions of this Indenture, and that subject to the provisions of Section 16.2, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by Counsel shall determine that the action so directed may not lawfully be taken, or if the Trustee shall by a responsible officer or officers determine that the action so directed would involve it in personal liability or would be unjustly prejudicial to Debentureholders not taking part in such direction; and provided, further, however, that nothing in this Indenture contained shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by such Debentureholders.

Article 10 – SATISFACTION AND DISCHARGE

Section 10.1 Cancellation and Destruction

All Debentures shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Corporation, the Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.

Section 10.2 Non-Presentation of Debentures

In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal of, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

(a)	the Corporation shall be entitled to pay or deliver to the Trustee and direct it to set aside; or

(b)	in respect of monies in the hands of the Trustee which may or should be applied to the payment of the Debentures, the Corporation shall be entitled to direct the Trustee to set aside; or

(c)	if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside;

the monies in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal of, premium (if any) or the interest payable on or represented by each Debenture in respect whereof such monies have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 10.3.

Section 10.3 Repayment of Unclaimed Monies

Subject to applicable law, any monies set aside under Section 10.2 and not claimed by and paid to holders of Debentures as provided in Section 10.2 within three years after the date of such setting aside shall be repaid and delivered to the Corporation by the Trustee and thereupon the Trustee shall be released from all further liability with respect to such monies and thereafter the holders of the Debentures in respect of which such monies were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment and delivery of said monies from the Corporation subject to any limitation provided by the laws of the Province of Ontario.

Section 10.4 Discharge

The Trustee shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of, premium (if any) and interest (including interest on amounts in default, if any), on all the Debentures and all other amounts payable hereunder have been paid or satisfied or that all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other amounts payable hereunder has been duly and effectually provided for or that all the then-outstanding Debentures have been cancelled, in each case, in accordance with the provisions hereof.

Section 10.5 Satisfaction

(1)            The Corporation shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures of any series and the Trustee, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures or all of the outstanding Debentures of any series, as applicable:

(a)	the Corporation has deposited or caused to be deposited with the Trustee as funds or property in trust for the purpose of making payment on such Debentures, an amount in money, property or securities (as the case may be) sufficient to pay, satisfy and discharge the entire amount of principal of, premium, if any, interest thereon (subject to Section 8.8), if any, to maturity, or any repayment date, or upon conversion or otherwise as the case may be, of such Debentures;

(b)	the Corporation has deposited or caused to be deposited with the Trustee as trust property in trust for the purpose of making payment on such Debentures:

(i)	if the Debentures are issued in Dollars, such amount in Dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of the United States; or

(ii)	if the Debentures are issued in a currency or currency unit other than Dollars, cash in the currency or currency unit in which the Debentures are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of the United States or the government that issued the currency or currency unit in which the Debentures are payable;

as will be sufficient to pay and discharge the entire amount of principal of, premium, if any on, and accrued and unpaid interest to maturity or any repayment date, as the case may be, of all such Debentures; or

(c)	all Debentures certified or authenticated and delivered (other than (A) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9 and (B) Debentures for whose payment has been deposited in trust and thereafter repaid to the Corporation as provided in Section 10.3) have been delivered to the Trustee for cancellation;

so long as in any such event:

(d)	the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Trustee for the payment of all other sums payable with respect to all of such Debentures (together with all applicable expenses of the Trustee in connection with the payment of such Debentures); and

(e)	the Corporation has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with.

Any deposits with the Trustee referred to in this Section 10.5 shall be irrevocable, subject to Section 10.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustee and which provides for the due and punctual payment of the principal of, premium, if any, and interest on the Debentures being satisfied.

(2)            Upon the satisfaction of the conditions set forth in this Section 10.5 with respect to all the outstanding Debentures, or all the outstanding Debentures of any series, as applicable, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2 and Article 5 and the provisions of Article 1 pertaining to Article 2 and Article 5) shall no longer be binding upon or applicable to the Corporation.

(3)            Any funds or obligations deposited with the Trustee pursuant to this Section 10.5 shall be denominated in the currency or denomination of the Debentures in respect of which such deposit is made.

(4)            If the Trustee is unable to apply any monies or securities in accordance with this Section 10.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the affected Debentures shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 10.5 until such time as the Trustee is permitted to apply all such money or securities in accordance with this Section 10.5, provided that if the Corporation has made any payment in respect of principal of, premium, if any, or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money or securities held by the Trustee.

Section 10.6 Continuance of Rights, Duties and Obligations

(1)            Where trust funds or trust property have been deposited pursuant to Section 10.5, the holders of Debentures and the Corporation shall continue to have and be subject to their respective rights, duties and obligations under Article 2 and Article 5.

(2)            To the extent applicable to any series of Debentures, in the event that, after the deposit of trust funds or trust property pursuant to Section 10.5 in respect of a series of Debentures (the “Defeased Debentures”), any holder of any of the Defeased Debentures from time to time converts its Debentures into securities of the Corporation in accordance with the terms of any supplemental indenture providing for such conversion, the Trustee shall upon receipt of a Written Direction of the Corporation return to the Corporation from time to time the proportionate amount of the trust funds or other trust property deposited with the Trustee pursuant to Section 10.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures so converted (which amount shall be based on the applicable principal amount of the Defeased Debentures being converted in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

(3)            In the event that, after the deposit of trust funds or trust property pursuant to Section 10.5, the Corporation is required to purchase or convert, as the case may be, any outstanding Debentures or to make an offer to purchase Debentures pursuant to any provisions relating to any series of Debentures, the Corporation shall be entitled to use any trust money or trust property deposited with the Trustee pursuant to Section 10.5 for the purpose of paying to any holders of Defeased Debentures who have accepted any such offer of the Corporation the offer price payable to such holders in respect of such purchase or conversion (or the total offer price payable in respect of an offer relating to any other series of Debentures). Upon receipt of a Written Direction of the Corporation, the Trustee shall be entitled to pay to such holder from such trust money or trust property deposited with the Trustee pursuant to Section 10.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures held by such holders who have accepted any such offer to the Corporation (which amount shall be based on the applicable principal amount of the Defeased Debentures held by accepting offerees in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

Article 11 – SUCCESSORS

Section 11.1 Corporation may Consolidate, etc., Only on Certain Terms

(1)            The Corporation may not, without the consent of the holders of the Debentures of at least 25% in principal amount of the Debentures outstanding at such time, such consent not to be unreasonably withheld, conditioned or delayed, consolidate with or amalgamate or merge with or into any Person (other than a directly or indirectly wholly-owned Subsidiary of the Corporation) or sell, convey, transfer or lease all or substantially all of the properties and assets of the Corporation to another Person (other than a directly or indirectly wholly-owned Subsidiary of the Corporation) unless:

(a)	the Person formed by such consolidation or into which the Corporation is amalgamated or merged, or the Person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties, assets and/or equity interests of the Corporation is a corporation, organized and existing under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof and such corporation (if other than the Corporation or the continuing corporation resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Corporation under the Debentures and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Debentures required on the part of the Corporation to be performed or observed and, to the extent applicable, the conversion rights, including with respect to a similar conversion price relative to shares of the other Person that are listed on a recognized stock exchange, shall be provided for by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Corporation or the continuing corporation resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof) formed by such consolidation or into which the Corporation shall have been merged or by the Person which shall have acquired the Corporation’s assets;

(b)	after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)	if the Corporation or the continuing corporation resulting from the amalgamation or merger of the Corporation with another Person under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof will not be the resulting, continuing or surviving corporation, the Corporation shall have, at or prior to the effective date of such consolidation, amalgamation, merger or sale, conveyance, transfer or lease, delivered to the Trustee an Officer’s Certificate and an opinion of Counsel, which complies with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof, each stating that such consolidation, merger or transfer complies with this Article and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

(2)            For purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of related transactions) of the properties or assets of one or more Subsidiaries of the Corporation (other than to the Corporation or another wholly-owned Subsidiary of the Corporation), which, if such properties or assets were directly owned by the Corporation, would constitute all or substantially all of the properties and assets of the Corporation and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation.

Section 11.2 Successor Substituted

Upon any consolidation of the Corporation with, or amalgamation or merger of the Corporation into, any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation and its Subsidiaries, taken as a whole, in accordance with Section 11.1, the successor Person formed by such consolidation or into which the Corporation is amalgamated or merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture entered into pursuant to clause 11.1(1)(c), the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debentures.

Article 12 – HOLDERS’ LISTS AND REPORTS BY THE CORPORATION AND THE TRUSTEE; Record dates for debentureholder action

Section 12.1 Corporation to Furnish Trustee Information as to Names and Addresses of Debentureholders; Preservation of Information

The Corporation covenants and agrees that it will furnish or cause to be furnished to the Trustee with respect to the Debentures:

(a) at stated intervals of not more than six months, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Debentureholders as of a date not more than 15 days prior to the time such list is furnished, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Corporation of any such request, a list of similar form and contents as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be the registrar, such lists shall not be required to be furnished.

The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Debentureholders (i) contained in the most recent list furnished to it as provided in this Section 12.1 or (ii) received by it in the capacity of paying agent or registrar (if so acting) hereunder.

The Trustee may destroy any list furnished to it as provided in this Section 12.1 upon receipt of a new list so furnished.

Section 12.2 Communications to Debentureholders; Disclosure of Names and Addresses of Debentureholders

Debentureholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Debentureholders with respect to their rights under this Indenture or the Debentures, and the Trustee shall provide to any Debentureholder the information specified under Section 312 of the Trust Indenture Act with respect to other Debentureholders as is required under, and subject to the terms of, the Trust Indenture Act. The Corporation, the Trustee, any registrar, any placement, notice or paying agent and any other relevant Person shall have the protection of Section 312(c) of the Trust Indenture Act. Every Debentureholder, by receiving and holding a Debenture, agrees with the Corporation and the Trustee that none of the Corporation or the Trustee or any of their agents, including any placement, notice or paying agent, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Debentureholders in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act. The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

Section 12.3 Reports by the Corporation

(1)            The Corporation covenants and agrees (i) to file with the Trustee and deliver to the Debentureholders (in the manner and to the extent provided in this Section 12.3), within 15 days after the Corporation files the same with the SEC, copies of the annual reports, financial statements and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Corporation may be required to file with the SEC pursuant to Section 13(a) or Section 15(d) of the U.S. Securities Exchange Act; provided, however, that such reporting shall be deemed to have been provided to the Trustee and the Debentureholders once filed on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR) (or any successor thereto); and (ii) to comply with the provisions of Section 314(a) of the Trust Indenture Act.

(2)            The Corporation covenants and agrees to file with the Trustee, the Debentureholders and the SEC, in accordance with the rules and regulations prescribed from time to time by said rules and regulations, such additional information, documents, and reports with respect to compliance by the Corporation with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations. To the extent any such reports are filed with the SEC, then such reports will be deemed to have been filed with the Trustee and the Debentureholders.

(3)            Any and all Events of Default arising solely from a failure to furnish in a timely manner any report required by this Section 12.3 shall be deemed cured (and the Corporation shall be deemed to be in compliance with this Section 12.3) upon filing or posting such report as contemplated by this Section 12.3 (but without regard to the date on which such report is so filed or posted); provided, that such cure shall not otherwise affect the rights of the Debentureholders under Article 9 hereof.

(4)            Delivery of any reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation’s compliance with any of its covenants hereunder (as to which, subject to Article 9, the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 12.4 Reports by the Trustee

(1)            As promptly as practicable after each January 1 beginning with the January 1 following the date of this Indenture, and in any event prior to February 15 in each year, the Trustee shall send to each Debentureholder a brief report dated as of January 1 that complies with Section 313(a) of the Trust Indenture Act, subject to the exemptions described therein.

(2)            The Trustee shall send to each Debentureholder a brief report if and when required by, and in compliance with Sections 313(b) of the Trust Indenture Act.

(3)            Any reports pursuant to this Section 12.4 shall be sent by the Trustee in accordance with Section 313(c), including:

(a) to all Debentureholders, as the names and addresses of such Debentureholders appear in the register; and

(b) except in the cases of reports under Section 313(b)(2) of the Trust Indenture Act, to each Debentureholders whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 12.1 and Section 12.2.

(4)            A copy of any such report at the time that it is sent to Debentureholders in accordance with this Section 12.4 shall be filed by the Corporation with the SEC and each stock exchange (if any) on which the Debentures are listed, pursuant to Section 313(d) of the Trust Indenture Act. The Corporation agrees to notify the Trustee if and whenever Debentures become listed on any stock exchange and of any delisting thereof.

Section 12.5 Record Dates for Actions by Debentureholders.

If the Corporation shall solicit from the Debentureholders any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), the Corporation may, at its option, by resolution of the Board of Directors, fix in advance a record date for the determination of Debentureholders entitled to take such action, but the Corporation shall have no obligation to do so. Any such record date shall be fixed at the Corporation’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Debentureholders of record at the close of business on such record date shall be deemed to be Debentureholders for the purpose of determining whether Debentureholders of the requisite proportion of Debentures outstanding have authorized or agreed or consented to such action, and for that purpose the Debentures outstanding shall be computed as of such record date. Until an amendment, supplement or waiver becomes effective, a consent to it by a Debentureholders is a continuing consent by the Debentureholders and every subsequent Debentureholders or portion of the Debenture that evidences the same debt as the consenting Debentureholder’s Debenture, even if notation of the consent is not made on any Debenture. However, any such Debentureholders or subsequent Debentureholders may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

Article 13 – [RESERVED]

Article 14 – [RESERVED]

Article 15– NOTICES

Section 15.1 Notice to Corporation

Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered to the Corporation at the address set out below, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof:

Canopy Growth Corporation
1 Hershey Drive
Smiths Falls, ON, K7A 0A8

Attention:	Chief Legal Officer
Email:	contracts@canopygrowth.com

With a copy to:

Cassels Brock & Blackwell LLP
Suite 3200, Bay Adelaide Centre – North Tower
40 Temperance St.
Toronto, Ontario M5H 0B4

Attention:	Jonathan Sherman
Email:	jsherman@cassels.com

The Corporation may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

Section 15.2 Notice to Debentureholders

(1)            All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent electronically to the email address on record or by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery of any electronic notice and three days following the day of any mailing. Accidental error or omission in giving notice or accidental failure to send or mail notice to any Debentureholder or the inability of the Corporation to send or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

(2)            If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of electronic mail or of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in the City of Toronto (or in such of those cities as, in the opinion of the Trustee, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the City of Toronto.

(3)            Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

(4)            All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any persons interested in such Debenture.

Section 15.3 Notice to Trustee

Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if delivered, receipt confirmed, to the Trustee at its principal office in the City of Vancouver, at 3rd Floor, 510 Burrard Street, Vancouver, British Columbia V6C 3B9, Attn: General Manager, Corporate Trust, or by Email: corporatetrust.vancouver@computershare.com, and shall be deemed to have been effectively given as of the date of such receipt confirmation or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof.

Section 15.4 Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 15.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 15.3.

Article 16 – CONCERNING THE TRUSTEE

Section 16.1 Replacement of Trustee

(1)            The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation 90 days’ notice in writing or such shorter notice as the Corporation may accept as sufficient. Any Trustee that has resigned or was removed shall remain subject to Section 311(a) of the Trust Indenture Act to the extent provided therein. The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists.

(2)            In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Debentureholders. Failing such appointment by the Corporation, the retiring Trustee or any Debentureholder may apply to a Judge of the Ontario Superior Court of Justice, on such notice as such Judge may direct at the Corporation’s expense, for the appointment of a new Trustee but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Debentureholders and the appointment of such new Trustee shall be effective only upon such new Trustee becoming bound by this Indenture. Any new Trustee appointed under any provision of this Section 16.1 shall be a corporation authorized to carry on the business of a trust company in all of the Provinces of Canada. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

(3)            Any company into which the Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Trustee shall be a party, or any company which shall purchase all or substantially all of the corporate trust book of business of the Trustee, shall be the successor trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Trustee or of the Corporation, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and, upon receipt by the Trustee of payment in full for any outstanding charges due to it, shall duly assign, transfer and deliver all property and money held by the Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Trustee, be made, executed, acknowledged and delivered by the Corporation.

(4)            If at any time: (1) the Trustee shall fail to comply with the provisions of the Trust Indenture Act (including, for the avoidance of doubt, Section 310(b) of the Trust Indenture Act) or Section 16.20 after written request therefor by the Corporation or by any Debentureholder or then, in any such case, (i) the Corporation may remove the Trustee or (ii) subject to the Trust Indenture Act, any Debentureholder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

Section 16.2 Duties of Trustee

(1)            In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(2)            The Trustee, prior to the occurrence of any Event of Default and after the curing or waiving of all Events of Default (if any) which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.

Section 16.3 Reliance Upon Declarations, Opinions, etc.

In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates conforming to the requirements of this Indenture and the Trust Indenture Act, furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 16.4, if applicable, and with any other applicable requirements of this Indenture and the Trust Indenture Act. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Trustee may rely on an opinion of Counsel satisfactory to the Trustee and, which complies with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof, notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation.

Section 16.4 Evidence and Authority to Trustee, Opinions, etc.

(1)            The Corporation shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Trustee in accordance with the terms of this Section 16.4, or (b) the Trustee, in the exercise of its rights and duties under this Indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

(2)            Such evidence shall consist of

(a)	a certificate made by any one officer or director of the Corporation, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b)	in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel which complies with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof, that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c)	in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Corporation whom the Trustee for such purposes hereby approves, which opinion or report complies with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof, that such condition precedent has been complied with in accordance with the terms of this Indenture.

(3)            Whenever such evidence relates to a matter other than the certificates and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other Person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Corporation it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

(4)            Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in this Indenture shall include (a) a statement by the Person giving the evidence that they have read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the Person giving such evidence, they have made such examination or investigation as is necessary to enable them to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such Person the conditions precedent in question have been complied with or satisfied.

(5)            The Corporation shall furnish or cause to be furnished to the Trustee at any time if the Trustee reasonably so requires, its certificate that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Corporation shall, whenever the Trustee so requires, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Corporation or as a result of any obligation imposed by this Indenture.

Section 16.5 Officer’s Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may rely upon an Officer’s Certificate conforming to the requirements of this Indenture and the Trust Indenture Act.

Section 16.6 Experts, Advisers and Agents

The Trustee may:

(a)	employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Corporation, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and shall not be responsible for any misconduct on the part of any of them and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid. The reasonable costs of such services shall be added to and become part of the Trustee’s remuneration hereunder; and

(b)	employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Corporation.

Section 16.7 Trustee May Deal in Debentures

Subject to Section 16.2, the Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

Section 16.8 Investment of Monies Held by Trustee

Until released in accordance with this Indenture, monies held by the Trustee shall be kept segregated in the records of the Trustee and shall be deposited in one or more interest-bearing trust accounts to be maintained by the Trustee in the name of the Trustee at one or more banks having a Standard and Poors Issuer Credit rating of AA- or above (an “Approved Bank”). All amounts held by the Trustee pursuant to this Indenture shall be held by the Trustee pursuant to the term of this Indenture and shall not give rise to a debtor-creditor or other similar relationship. The amounts held by the Trustee pursuant to this Indenture are at the sole risk of Corporation and, without limiting the generality of the foregoing, the Trustee shall have no responsibility or liability for any diminution in the value of such monies which may result from any deposit made with an Approved Bank pursuant to this Section 16.8, including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default) and any credit or other losses on any deposit liquidated or sold prior to maturity. The parties hereto acknowledge and agree that the Trustee will have acted prudently in depositing the monies at any Approved Bank, and that the Trustee is not required to make any further inquiries in respect of any such bank. The Trustee shall not be liable to account for any profit to any parties to this Indenture or to any other person or entity.

Section 16.9 Trustee Not Ordinarily Bound

Except as provided in Section 9.2 and as otherwise specifically provided herein, the Trustee shall not, subject to Section 16.2, be bound to give notice to any Person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation’s business, unless the Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding, and then only after it shall have been funded and indemnified to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

Section 16.10 Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

Section 16.11 Trustee Not Bound to Act on Corporation’s Request

Except as otherwise specifically provided in this Indenture, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

Section 16.12 Conditions Precedent to Trustee’s Obligations to Act Hereunder

(1)            The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(2)            None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

(3)            The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them for which Debentures the Trustee shall issue receipts.

Section 16.13 Authority to Carry on Business

The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada but if, notwithstanding the provisions of this Section 16.13, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any of the provinces of Canada, either become so authorized or resign in the manner and with the effect specified in Section 16.1.

Section 16.14 Compensation and Indemnity

(1)            The Corporation shall pay to the Trustee from time to time compensation for its services hereunder as agreed separately by the Corporation and the Trustee, and shall pay or reimburse the Trustee upon its request for all reasonable and documented expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under this Indenture shall be finally and fully performed. Any fees and expenses of the Trustee in connection herewith shall be paid by the Corporation within 30 days of issuance of an invoice therefor and, if not so paid, shall bear interest at a rate per annum to the then-current rate of interest charged by the Trustee to its corporate clients. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

(2)            The Corporation hereby indemnifies and agrees to hold harmless the Trustee, its affiliates, their officers, directors, employees, agents, successors and assigns (the “Indemnified Parties”) from and against any and all liabilities whatsoever, losses, damages, penalties, claims, demands, actions, suits, proceedings, costs, charges, assessments, judgments, expenses and disbursements, including reasonable legal fees and disbursements of whatever kind and nature which may at any time be imposed on or incurred by or asserted against the Indemnified Parties, or any of them, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the Indemnified Parties’ duties, or any other services that the Trustee may provide in connection with or in any way relating to this Indenture. The Corporation agrees that its liability under this Section 16.14 shall be absolute and unconditional regardless of the correctness of any representations of any third parties and regardless of any liability of third parties to the Indemnified Parties, and shall accrue and become enforceable without prior demand or any other precedent action or proceeding; provided that the Corporation shall not be required to indemnify the Indemnified Parties in the event of the gross negligence, bad faith or wilful misconduct of the Trustee, and this provision shall survive the resignation or removal of the Trustee or the termination or discharge of this Indenture.

(3)            Notwithstanding any other provision of this Indenture, and whether such losses or damages are foreseeable or unforeseeable, the Trustee shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

Section 16.15 Acceptance of Trust

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

Section 16.16 Third Party Interests

Each party to this Indenture (in this paragraph referred to as a “representing party”) hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the credit of such representing party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such representing party hereby agrees to complete, execute and deliver forthwith to the Trustee a declaration, in the Trustee’s prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party.

Section 16.17 Anti-Money Laundering

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, acting reasonably, determines that such act might cause it to be in noncompliance with any applicable anti-money laundering or anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days’ prior written notice sent to the Corporation provided that (i) the Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Trustee’s satisfaction within such 10-day period, then such resignation shall not be effective.

Section 16.18 Privacy Laws

The Corporation acknowledges that the Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under this Indenture and other services that may be requested from time to time;

(b)            to help the Trustee manage its servicing relationships with such individuals;

(c)            to meet the Trustee’s legal and regulatory requirements; and

(d)	if Social Insurance Numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Indenture for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Trustee shall make available on its website, www.computershare.com, or upon request, including revisions thereto. The Trustee may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides.

Further, each party agrees that it shall not provide or cause to be provided to the Trustee any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

Section 16.19 Force Majeure

Neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, pandemics governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, general mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 16.19.

Section 16.20 No Conflict of Interest

The Trustee represents to the Corporation that, to the best of its knowledge, at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder. If the Trustee has or shall acquire any conflicting interest, within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest within 90 days, apply to the SEC for permission to continue as Trustee, or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. There shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act the Debentures under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Corporation are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met. The Trustee represents and warrants to the Corporation that it has no conflicting interest or material conflict of interest within the meaning of the Trust Indenture Act. A Trustee hereunder that has resigned shall remain subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

Section 16.21 Eligibility; Disqualification

For so long as required by the Trust Indenture Act, there shall be a trustee under this Indenture. The Trustee shall at all times satisfy the requirements of and be eligible under to act as Trustee pursuant to Section 310(a) of the Trust Indenture Act (or shall be exempt therefrom or subject to an exception thereto). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Debentures or Person directly or indirectly controlling, controlled by or under common control with such obligor shall serve as Trustee for the Debentures. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act this Indenture, any supplemental indenture and any Debentures if the requirements for such exclusion set forth in Section 310(b) (1) of the Trust Indenture Act are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

Section 16.22 Preferential Collection of Claims Against Corporation

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein, excluding, as applicable, any creditor relationship listed in Section 311(b) of the Trust Indenture Act.

Article 17 – SUPPLEMENTAL INDENTURES

Section 17.1 Supplemental Indentures without Consent of Debentureholders

Notwithstanding Section 17.2, without the consent of any Debentureholders, from time to time the Trustee and, when authorized by a resolution of the directors of Corporation, the Corporation, may, subject to the provisions hereof and, if applicable, the prior , as need be, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes:

(a)	providing for the issuance of Debentures under this Indenture;

(b)	curing any ambiguity or to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or to conform the terms hereof, as amended and supplemented;

(c)	making any change in the Debentures that does not adversely affect in any material respect the rights of the Debentureholders;

(d)	adding to the covenants of the Corporation herein contained for the protection of the Debentureholders or providing for events of default, in addition to those herein specified;

(e)	making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Trustee relying on an opinion of Counsel which complies with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof, will not be prejudicial to the interests of the Debentureholders;

(f)	evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture; or

(g)	to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act.

Section 17.2 Supplemental Indentures with Consent of Debentureholders

Except as provided in Section 17.1 and this Section 17.2, with the consent of the Debentureholders of not less than a majority in principal amount of all Outstanding Debentures, with the consent of said Debentureholders delivered to the Corporation and the Trustee, the Corporation and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture which affect the Debentures or of modifying in any manner the rights of the Debentureholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Debentureholder of each Outstanding Debenture,

(a)            change the stated maturity of the principal of, premium (if any) or any installment of interest (if any) on any Debenture, or reduce the principal amount thereof, premium (if any) or the rate of interest (if any) thereon, , or adversely affect any right of repayment at the option of any Debentureholder, or change the currency in which, any Debenture or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of repayment at the option of the Holder, on or after the repayment date), or adversely affect any right to convert or exchange any Debenture as may be provided herein, or

(b)            reduce the percentage in principal amount of the Outstanding Debentures required for any such supplemental indenture, or the consent of whose Debentureholders is required for any waiver of compliance with certain provisions of this Indenture which affect such series or certain defaults applicable to such series hereunder and their consequences provided for in this Indenture, or

(c)            modify any of the provisions of this Section 17.2 or Section 9.12, except to increase any such percentage or to provide that certain other provisions of this Indenture which affect cannot be modified or waived without the consent of the Debentureholder of each Outstanding Debenture.

It shall not be necessary for any consent of Debentureholders under this Section 17.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 17.3 Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 17 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 17.4 Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article 17, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Debentureholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 17.5 Conformity with Trust Indenture Act

Every supplemental indenture executed pursuant to this Article 17 shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 17.6 Reference in Debentures to Supplemental Indentures

Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 17 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Corporation shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Corporation, to any such supplemental indenture may be prepared and executed by the Corporation and authenticated and delivered by the Trustee in exchange for outstanding Debentures.

Section 17.7 Notice of Supplemental Indentures

Promptly after the execution by the Corporation and the Trustee of any supplemental indenture pursuant to the provisions of Section 17.3, the Corporation shall give notice thereof to the Holders of each outstanding Debenture affected, in the manner provided for in Section 15.2, setting forth in general terms the substance of such supplemental indenture.

Article 18 – EXECUTION AND FORMAL DATE

Section 18.1 Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

Section 18.2 Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of [__________], [_____] irrespective of the actual date of execution hereof.

Section 18.3 Contracts of the Corporation

The directors of the Corporation, in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the affairs of the Corporation, are and will be conclusively deemed to be, acting for and on behalf of the Corporation, and not in their own personal capacities. None of the directors will be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses (including legal expenses) against or with respect to the Corporation or in respect to the affairs of the Corporation. No property or assets of the directors, owned in their personal capacity or otherwise, will be subject to any levy, execution or other enforcement procedure with regard to any obligations under this Indenture or the Debentures. No recourse may be had or taken, directly or indirectly, against the directors in their personal capacity. The Corporation will be solely liable therefor and resort will be had solely to the property and assets of the Corporation for payment or performance thereof.

The parties to this Indenture and the holders of the Debentures will look solely to the property and assets of the Corporation for satisfaction of claims of any nature arising out of or in connection herewith and the property and assets of the Corporation only will be subject to levy or execution.

[Signature pages follow]

The parties have executed this Indenture.

CANOPY GROWTH CORPORATION

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Name:
Title:

By:
Name:
Title:

Schedule A – Form of Certificate of Transfer

***
[__________]
[__________]

[__________]

Re: Transfer of Debentures

Reference is hereby made to the Indenture, dated as of [__________], [_____] (the “Indenture”), between CANOPY GROWTH CORPORATION, as issuer (the “Corporation”), and COMPUTERSHARE Trust Company OF CANADA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Transferor”) owns and proposes to transfer the Debentures or interests in such Debentures specified in Annex A hereto, in the principal amount of $____________ (the “Transfer”), to             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

This certificate and the statements contained herein are made for your benefit and the benefit of the Corporation.

[Insert Name of Transferor]

By:
		Name:	●
		Title:	●

Dated:

A-1

Schedule B– Form of Notice of Conversion

CONVERSION NOTICE

To:	CANOPY GROWTH CORPORATION and COMPUTERSHARE Trust Company OF CANADA

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of *** Unsecured Convertible Debentures irrevocably elects to convert such Debentures (or $● principal amount thereof*) in accordance with the terms of the Indenture referred to in such Debentures and tenders herewith the Debentures and directs that the Common Shares of CANOPY GROWTH CORPORATION issuable upon a conversion be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned and the Form of Assignment must be completed and delivered in respect of such other person).

Dated:
(Signature of Registered Holder)

*	If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).
NOTE:	If Common Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

(Print name in which Common Shares are to be issued, delivered and registered)

Name:

Address

(City, Province and Postal Code)

Name of guarantor:

Authorized signature:

B-1